                                                                   EXHIBIT 10.31

--------------------------------------------------------------------------------




                           STOCK PURCHASE AGREEMENT


                                 BY AND AMONG


                          PACER INTERNATIONAL, INC.,


                          ALL OF THE STOCKHOLDERS OF
                               RFI GROUP, INC.,


                               EVERETT FLEISIG,


                              BERNARD W. ROBBINS,


                                      AND


                            CERTAIN TRUSTS THAT ARE
                       OWNERS OF CERTAIN STOCKHOLDERS OF
                                RFI GROUP, INC.



                         Dated as of October 31, 2000




--------------------------------------------------------------------------------

                               TABLE OF CONTENTS


                                                                                                               Page
                                                                                                               ----
ARTICLE I PURCHASE AND SALE OF SHARES.........................................................................    1
         1.1      Transfer of Shares..........................................................................    1
         1.2      Purchase Price..............................................................................    2
         1.3      Payment at Closing..........................................................................    2
         1.4      Delivery of Shares..........................................................................    2
         1.5      Further Assurances..........................................................................    2

ARTICLE II THE CLOSING........................................................................................    2

ARTICLE III POST-CLOSING WORKING CAPITAL ADJUSTMENT...........................................................    3
         3.1      Delivery of Closing Balance Sheet...........................................................    3
         3.2      Review and Final Determination of Closing Net Working Capital...............................    3
         3.3      Adjustment of Purchase Price; Payments......................................................    4

ARTICLE IV SEVERAL REPRESENTATIONS AND WARRANTIES OF THE DESIGNATED STOCKHOLDERS AND THE ESOT.................    5
         4.1      Title to the Shares.........................................................................    5
         4.2      Organization, Power, Authority and Good Standing............................................    5
         4.3      Authority; Authorization, Execution and Delivery; Enforceability; No Conflict...............    6
         4.4      Consents....................................................................................    7
         4.5      Brokers.....................................................................................    7

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE DESIGNATED STOCKHOLDERS.......................................    8
         5.1      Organization, Power, Authority and Good Standing............................................    8
         5.2      Authority; Authorization, Execution and Delivery; Enforceability; No Conflict...............    8
         5.3      Consents....................................................................................    9
         5.4      Capitalization..............................................................................    9
         5.5      Subsidiaries; Investments...................................................................   10
         5.6      Financial Information.......................................................................   10
         5.7      Absence of Undisclosed Liabilities..........................................................   11
         5.8      Absence of Changes..........................................................................   11
         5.9      Tax Matters.................................................................................   13
         5.10     Title to Assets, Properties and Rights and Related Matters..................................   15
         5.11     Real Property - Owned or Leased.............................................................   15
         5.12     Intellectual Property.......................................................................   16
         5.13     Agreements, No Defaults, Etc................................................................   17
         5.14     Litigation..................................................................................   19
         5.15     Compliance with Laws........................................................................   19
         5.16     Insurance...................................................................................   20
         5.17     Labor Relations; Employees..................................................................   21
         5.18     Erisa Compliance............................................................................   22
         5.19     Environmental Matters.......................................................................   25
         5.20     Brokers.....................................................................................   26

         5.21     Related Party Transactions.................................................................    26
         5.22     Accounts and Notes Receivable..............................................................    27
         5.23     Bank Accounts; Powers of Attorney..........................................................    28
         5.24     Suppliers and Vendors......................................................................    28
         5.25     Customers..................................................................................    28
         5.26     Conflicts of Interest......................................................................    28
         5.27     Year 2000..................................................................................    28
         5.28     Disclosure.................................................................................    29

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF THE PURCHASER...................................................    29
         6.1      Organization; Corporate Authority..........................................................    29
         6.2      Authority; Authorization; Execution and Delivery; Enforceability; No Conflict..............    29
         6.3      Consents...................................................................................    30
         6.4      Brokers....................................................................................    30
         6.5      SEC Reports................................................................................    30

ARTICLE VII COVENANTS AND AGREEMENTS.........................................................................    31
         7.1      Public Announcements.......................................................................    31
         7.2      Non-Competition Covenant...................................................................    31
         7.3      Disclosure of Information..................................................................    32
         7.4      Use of Proprietary Name....................................................................    34
         7.5      Certain Employee Matters...................................................................    34
         7.6      Tax Covenants..............................................................................    34
         7.7      UCC-3 Termination Statements...............................................................    35
         7.8      Stockholders' Representative...............................................................    35

ARTICLE VIII SIMULTANEOUS CLOSING OBLIGATIONS................................................................    37
         8.1      Closing Obligations of the Designated Stockholders and the ESOT............................    37
         8.2      Closing Obligations of the Purchaser.......................................................    39

ARTICLE IX INDEMNIFICATION...................................................................................    40
         9.1      Generally..................................................................................    40
         9.2      Assertion of Claims........................................................................    42
         9.3      Notice and Defense of Third Party Claims...................................................    42
         9.4      Survival of Representations and Warranties.................................................    43
         9.5      Limitations on Indemnification.............................................................    44
         9.6      Satisfaction of Indemnification Obligations................................................    45
         9.7      Recourse Against Options and Shares........................................................    45

ARTICLE X MISCELLANEOUS PROVISIONS...........................................................................    46
         10.1     Amendment..................................................................................    46
         10.2     Entire Agreement...........................................................................    46
         10.3     Severability...............................................................................    46
         10.4     Benefits of Agreement......................................................................    47
         10.5     Expenses; Sales and Transfer Taxes.........................................................    47
         10.6     Remedies...................................................................................    47
         10.7     Amendment and Termination of the ESOT......................................................    48

         10.8     Indemnification of the ESOT Trustee.........................................................   48
         10.9     Disclosure Covenant of the Designated Stockholders..........................................   49
         10.10    Notices.....................................................................................   49
         10.11    Counterparts and Facsimile Execution........................................................   51
         10.12    Governing Law...............................................................................   51
         10.13    Jurisdiction and Venue......................................................................   52
         10.14    Mutual Contribution.........................................................................   53
         10.15    No Third Party Beneficiaries................................................................   53
         10.16    Independence of Covenants and Representations and Warranties................................   53
         10.17    Interpretation; Construction................................................................   53

                        ANNEXES, SCHEDULES AND EXHIBITS

Annexes
-------

Annex I..         -   Stockholders
Annex II.         -   Certain Definitions
Annex III         -   Percentage Interests of the Designated Stockholders
Annex IV.         -   Calculation of Net Working Capital

Schedules
---------

Schedule 1.3      -   Stockholder Percentages for Allocation of Purchase Price
Schedule 4.1      -   Stockholder Agreements
Schedule 4.2      -   ESOT Charter Documents
Schedule 4.4      -   Consents
Schedule 5.1      -   Foreign Qualifications for the Company and Its
                      Subsidiaries
Schedule 5.4(a)   -   Capitalization of the Company and Its Subsidiaries
Schedule 5.4(b)   -   Options, Warrants, Voting Agreements, etc.
Schedule 5.5      -   Subsidiaries and Investments
Schedule 5.6(a)   -   Financial Statements
Schedule 5.6(c)   -   Accounts Payable and Accounts Receivable
Schedule 5.7      -   Undisclosed Liabilities
Schedule 5.8      -   Absence of Changes
Schedule 5.9(a)   -   Tax Matters
Schedule 5.9(c)   -   Taxing Authority Notifications
Schedule 5.10(a)  -   Encumbrances
Schedule 5.10(b)  -   Tangible Personal Property
Schedule 5.11(a)  -   Real Property
Schedule 5.11(b)  -   Real Property Proceedings, Notices and Exceptions
Schedule 5.12(a)  -   Intellectual Property Rights
Schedule 5.12(b)  -   Actions to Protect Intellectual Property Rights
Schedule 5.13(a)  -   Material Contracts
Schedule 5.13(d)  -   Funded Indebtedness
Schedule 5.14(a)  -   Litigation, Etc.
Schedule 5.14(b)  -   Resolved Litigation
Schedule 5.15     -   Compliance with Laws
Schedule 5.16(a)  -   Insurance Policies
Schedule 5.16(b)  -   Insurance Claims, Etc.
Schedule 5.17(a)  -   Directors, Officers and Key Employees
Schedule 5.17(b)  -   Number of Employees, Independent Contractors, etc.
Schedule 5.17(c)  -   Labor Relations
Schedule 5.17(e)  -   Labor Proceedings
Schedule 5.17(f)  -   Joint Employer Matters
Schedule 5.17(g)  -   Independent Contractor Agreements
Schedule 5.18(a)  -   Employee Benefit Plans

Schedule 5.18(b)  -    ERISA Compliance
Schedule 5.19(a)  -    Environmental Laws - Violations
Schedule 5.19(b)  -    Environmental Compliance - Previously Owned Properties
Schedule 5.21     -    Related Party Transactions
Schedule 5.22     -    Accounts and Notes Receivable
Schedule 5.23     -    Bank Accounts; Powers of Attorney
Schedule 5.24     -    Suppliers and Vendors
Schedule 5.25     -    Customers
Schedule 6.1      -    Foreign Qualifications for the Purchaser
Schedule 6.2(b)   -    Purchaser Encumbrances
Schedule 7.7      -    UCC-3 Termination Statements

Exhibits
--------

Exhibit A    -    Form of Opinion of the Individual Stockholders' Counsel
Exhibit B    -    Form of Opinion of the Individual Stockholders' Special
                  Counsel
Exhibit C    -    Form of General Release
Exhibit D    -    Form of Employment Agreement with Alan E. Baer
Exhibit E    -    Form of Option Agreements for Alan E. Baer
Exhibit F    -    Form of Employment Agreement with Mitchel Robbins
Exhibit G    -    Form of Option Agreements for Mitchel Robbins
Exhibit H    -    Form of Employment Agreement with Matthew R. Fleisig
Exhibit I    -    Form of Option Agreements for Matthew R. Fleisig
Exhibit J    -    Form of Opinion of the ESOT's Counsel
Exhibit K    -    Form of Opinion of the Purchaser's Counsel

                            INDEX OF DEFINED TERMS

          The following capitalized terms, which may be used in more than one Section or other location of this Agreement, are defined in the following Sections or other locations:

                                                                                                  Section or
   Term                                                                                         other Location
   ----                                                                                         --------------
   Affiliate.................................................................................       Annex II
   Aggregate Consideration...................................................................       Annex II
   Agreement.................................................................................          10.17
   Arbitrating Accountants...................................................................       Annex II
   Audited Balance Sheet.....................................................................      5.6(a)(i)
   Audited Balance Sheet Date................................................................      5.6(a)(i)
   Audited Financial Statements..............................................................      5.6(a)(i)
   Baer Option Agreements....................................................................    8.1(e)(iii)
   Best Knowledge............................................................................          10.17
   BFR Interest..............................................................................       Annex II
   Business..................................................................................       Preamble
   Business Day..............................................................................       Annex II
   Capital Lease.............................................................................       Annex II
   Charter Documents.........................................................................       Annex II
   Closing...................................................................................     Article II
   Closing Balance Sheet.....................................................................            3.1
   Closing Date..............................................................................     Article II
   Closing Net Working Capital...............................................................            3.1
   Closing Net Working Capital Statement.....................................................            3.1
   Closing Payment...........................................................................            1.3
   COBRA.....................................................................................  5.18(b)(viii)
   Code......................................................................................         5.9(a)
   Common Stock..............................................................................       Preamble
   Commission................................................................................       Annex II
   Company...................................................................................        Caption
   Company Employee Plans....................................................................        5.18(a)
   Competing Business........................................................................         7.2(b)
   Confidential Information..................................................................         7.3(a)
   Contract..................................................................................       Annex II
   Control ..................................................................................       Annex II
   Corporate Stockholders ...................................................................       Annex II
   Covered Properties........................................................................        5.19(b)
   Designated Stockholders...................................................................       Annex II
   Designated Stockholder Group..............................................................       Annex II
   Employee Benefit Plan.....................................................................       Annex II
   Encumbrances..............................................................................       Annex II
   Environmental, Health and Safety Laws.....................................................       Annex II
   ERISA.....................................................................................       Annex II
   ERISA Affiliate...........................................................................       Annex II

                                                                                                  Section or
   Term                                                                                         other Location
   ----                                                                                         --------------
   ESOP......................................................................................       Annex II
   ESOT......................................................................................       Annex II
   ESOT Trustee..............................................................................       Annex II
   Exchange Act..............................................................................       Annex II
   Excluded Purchaser Representations........................................................         9.5(c)
   Excluded Seller Representations...........................................................         9.5(a)
   Fair Market Value.........................................................................       Annex II
   Final Determination Date..................................................................            3.2
   Financial Statements......................................................................    5.6(a)(iii)
   Fleisig Option Agreements.................................................................    8.1(e)(vii)
   Funded Indebtedness.......................................................................       Annex II
   GAAP......................................................................................       Annex II
   General Release...........................................................................      8.1(e)(i)
   Governmental Entity.......................................................................       Annex II
   Guaranty..................................................................................       Annex II
   HIPAA.....................................................................................  5.18(b)(viii)
   Hired Employees...........................................................................            7.5
   Immediately Available Funds...............................................................       Annex II
   Income Taxes..............................................................................       Annex II
   Indemnified Persons.......................................................................       Annex II
   Indemnifying Persons......................................................................       Annex II
   Individual Stockholders...................................................................       Annex II
   Intellectual Property Rights..............................................................       Annex II
   Interim Balance Sheets....................................................................     5.6(a)(ii)
   Interim Financial Statements..............................................................     5.6(a)(ii)
   IRS.......................................................................................           10.7
   Latest Balance Sheet......................................................................    5.6(a)(iii)
   Latest Balance Sheet Date ................................................................    5.6(a)(iii)
   Latest Financial Statements...............................................................    5.6(a)(iii)
   Law.......................................................................................       Annex II
   Leased Property...........................................................................        5.11(a)
   Liability.................................................................................       Annex II
   Licensed Requisite Rights.................................................................     5.12(a)(i)
   Litigation Expense........................................................................       Annex II
   Losses....................................................................................       Annex II
   Management Stockholders...................................................................       Annex II
   Material Adverse Effect...................................................................       Annex II
   Material Contracts........................................................................        5.13(b)
   NASDAQ....................................................................................       Annex II
   Notice of Disagreement....................................................................            3.2
   Options...................................................................................       Annex II
   Orders....................................................................................       Annex II
   Other Designated Stockholder..............................................................       Annex II
   Overpayment Amount........................................................................         3.3(a)

                                                                                                  Section or
   Term                                                                                         other Location
   ----                                                                                         --------------
   Owned Requisite Rights....................................................................     5.12(a)(i)
   Percentage Interest.......................................................................       Annex II
   Permits...................................................................................       Annex II
   Permitted Encumbrances....................................................................       Annex II
   Person....................................................................................       Annex II
   Post-Closing Returns......................................................................            7.6
   Proceeding................................................................................       Annex II
   Purchase Price............................................................................            1.2
   Purchaser.................................................................................        Caption
   Purchaser Indemnified Persons.............................................................       Annex II
   Purchaser Indemnifying Persons............................................................       Annex II
   Purchaser Losses..........................................................................       Annex II
   Purchaser's Notice of Adjustment..........................................................            3.1
   Related Documents.........................................................................         8.1(e)
   Representatives...........................................................................         7.3(a)
   Requisite Rights..........................................................................     5.12(a)(i)
   Restrictive Period........................................................................         7.2(a)
   RFI.......................................................................................       Annex II
   Robbins Option Agreements.................................................................      8.1(e)(v)
   SEC Reports...............................................................................            6.5
   Securities................................................................................       Annex II
   Securities Act............................................................................       Annex II
   Seller Indemnified Persons................................................................       Annex II
   Seller Indemnifying Persons...............................................................       Annex II
   Seller Losses.............................................................................       Annex II
   Series A Preferred........................................................................       Preamble
   Shares....................................................................................       Preamble
   Stock.....................................................................................       Preamble
   Stockholders..............................................................................        Caption
   Stockholders' Representative..............................................................       Annex II
   Subsidiary................................................................................       Annex II
   Survival Date.............................................................................              0
   Target Net Working Capital Amount.........................................................       Annex II
   Tax Return................................................................................       Annex II
   Taxes.....................................................................................       Annex II
   Third Party...............................................................................        5.17(f)
   Third Party Claim.........................................................................            9.3
   Trusts....................................................................................       Annex II
   Underpayment Amount.......................................................................         3.3(b)

                            STOCK PURCHASE AGREEMENT

     This STOCK PURCHASE AGREEMENT, dated as of October 31, 2000, is by and among PACER INTERNATIONAL, INC., a Tennessee corporation (the "Purchaser"); the
                                                               ---------
stockholders of RFI GROUP, INC., a Delaware corporation (the "Company"), each of
                                                              -------
whom is listed on Annex I attached to this Agreement (collectively, the
                  -------
"Stockholders"); Everett Fleisig, an individual; Bernard W. Robbins, an
 ------------
individual; and the Mitchel Robbins Trust U/A/D October 25, 2000, the Bernard Robbins Trust U/A/D October 25, 2000, the Everett Fleisig Trust U/A/D October 25, 2000, the Matthew Fleisig Trust U/A/D October 25, 2000, and the Karen Fleisig Trust U/A/D October 25, 2000. Certain capitalized terms used in this Agreement are defined on Annex II attached to this Agreement.
                         --------

                                   PREAMBLE

          The Company, together with its Subsidiaries, is engaged in the business (collectively, the "Business") of (i) providing international freight
                             --------
forwarding and freight transportation services, and (ii) operating as a non-vessel operating common carrier.

          The Stockholders constitute all of the Company's stockholders with (i) the ESOT owning all of the issued and outstanding shares of the Company's Series A ESOP Convertible Preferred Stock, $1.00 par value per share (the "Series A
                                                                    --------
Preferred"), and (ii) the Designated Stockholders (other than Everett Fleisig
---------
and Bernard W. Robbins) owning of record all of the issued and outstanding shares of the Company's Class A Stock, $.001 par value per share (the "Common
                                                                       ------
Stock," and collectively with the Series A Preferred, the "Stock").  Each
-----                                                      -----
Stockholder owns of record that number of shares of Stock set forth opposite his, her or its name on Annex I attached to this Agreement. The shares of Stock
                        -------
owned by the Stockholders are collectively referred to as the "Shares."  The
                                                               ------
Stockholders desire to sell to the Purchaser, and the Purchaser desires to purchase from the Stockholders, all of the Shares, on the terms and subject to the conditions contained in this Agreement.

          ACCORDINGLY, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I

                          PURCHASE AND SALE OF SHARES

1.1  Transfer of Shares.

     On the terms and subject to the conditions contained in this Agreement, at the Closing, the Stockholders shall sell, transfer, convey and assign to the Purchaser, and the Purchaser shall purchase and acquire from the Stockholders, all of the Shares, free and clear of all Encumbrances.

1.2  Purchase Price.

     The aggregate purchase price paid by the Purchaser to the Stockholders for the Shares shall be $18,000,000.00 less the amount of the Funded Indebtedness outstanding at the Closing as set forth on Schedule 5.13(d), subject to
                                           ----------------
adjustment, if at all, pursuant to Article III and Article IX (the "Purchase
                                                                    --------
Price").  The Purchase Price shall be paid in accordance with Section 1.3.
-----

1.3  Payment at Closing.

     At the Closing Date, the Purchaser shall pay or deliver the Purchase Price (the "Closing Payment") to or as directed by the Stockholders, to be paid to
      ---------------
each Stockholder in accordance with the percentages set forth on Schedule 1.3,
                                                                 ------------
by wire transfer of Immediately Available Funds to the account or accounts designated to the Purchaser in writing not later than three (3) Business Days prior to the Closing Date, against receipt at the Closing of the certificate or certificates representing all of the Shares pursuant to Section 1.4.

1.4  Delivery of Shares.

     In consideration of the Purchaser's delivery of the Purchase Price pursuant to Section 1.3, prior to or at the Closing, the Stockholders shall deliver to the Company the certificate or certificates representing the Shares, duly endorsed for transfer to the Purchaser or accompanied by duly executed stock powers transferring the Shares to the Purchaser, in each case sufficient in form and substance to convey to the Purchaser good title to all of the Shares, free and clear of all Encumbrances.

1.5  Further Assurances.

     The Stockholders, at any time after the Closing, upon the request of the Purchaser, shall do, execute, acknowledge and deliver, and cause to be done, executed, acknowledged and delivered, all such further acts, deeds, documents, instruments, assignments, transfers, conveyances, powers of attorney and other assurances as may be required to (a) transfer, convey, grant and confirm to and vest in the Purchaser good title to the Shares, free and clear of all Encumbrances, and (b) confirm to the Purchaser that (i) the Shares constitute all of the duly and validly issued and outstanding shares of capital stock of the Company and (ii) the Company and its Subsidiaries, as applicable, are the sole owners, of record and beneficially, of all of the duly and validly issued and outstanding shares of capital stock (or other equity ownership interests) of the Subsidiaries.

                                  ARTICLE II

                                  THE CLOSING

     On the terms and subject to the conditions contained in this Agreement, the closing (the "Closing") of the transactions contemplated by this Agreement shall
              -------
take place simultaneously with the execution and delivery of this Agreement on the date hereof at the offices of Siller Wilk LLP, counsel for the Company and the Individual Stockholders, at the address set forth in Section 10.10, or at such other place as shall be mutually agreed upon by the parties hereto. The date on which the Closing occurs shall be referred to as the "Closing Date."
                                                              ------------

                                  ARTICLE III

                    POST-CLOSING WORKING CAPITAL ADJUSTMENT

3.1  Delivery of Closing Balance Sheet.

     As soon as practicable (but in any event within thirty (30) days) following the Closing Date, the Purchaser shall prepare and deliver to the Stockholders' Representative (i) a consolidated balance sheet (the "Closing Balance Sheet") of
                                                      ---------------------
the Company and its Subsidiaries reflecting the consolidated financial position of the Company and its Subsidiaries as of the close of business on the Closing Date, (ii) a statement (the "Closing Net Working Capital Statement") setting
                             -------------------------------------
forth the Purchaser's computation of the Closing Net Working Capital as of the close of business on the Closing Date, and (iii) a notice (the "Purchaser's
                                                                -----------
Notice of Adjustment") setting forth its proposed adjustment, if any, of the
--------------------
Purchase Price as contemplated hereby. The Closing Balance Sheet shall be prepared in accordance with GAAP applied on a basis consistent with the Audited Balance Sheet. As used in this Agreement, the "Closing Net Working Capital"
                                                ---------------------------
shall mean the total current assets minus the total current liabilities (excluding all Funded Indebtedness) of the Company and its Subsidiaries on a consolidated basis as reflected on the Closing Balance Sheet. Annex IV attached
                                                               --------
hereto contains, among other things, an example prepared by the Company of its calculation of the consolidated net working capital of the Company and its Subsidiaries as of September 30, 2000.

3.2  Review and Final Determination of Closing Net Working Capital.

     The Stockholders' Representative (with Ernst & Young LLP) shall be entitled to review and, if applicable, object to the Purchaser's Notice of Adjustment for a period of fifteen (15) days following receipt of the same. The Purchaser's Notice of Adjustment shall become final and binding upon the parties hereto on the sixteenth (16/th/) day following delivery thereof unless the Stockholders' Representative prior to such date gives written notice to the Purchaser of his disagreement therewith (a "Notice of Disagreement"). Any Notice of Disagreement
                           ----------------------
shall specify in reasonable detail the nature of any disagreement so asserted. If a timely Notice of Disagreement is received by the Purchaser, then the Closing Net Working Capital set forth therein (as revised in accordance with clause (i) or clause (ii) below) shall become final and binding upon the parties hereto on the earlier of (i) the date on which the Purchaser and the Stockholders' Representative resolve in writing any differences they have with respect to any and all matters specified in the Notice of Disagreement, or (ii) the date on which any and all matters in dispute are finally resolved in writing by the Arbitrating Accountants. The date on which the Closing Net Working Capital becomes final and binding pursuant to this Section 3.2 is called the "Final Determination Date." During the fifteen (15) days immediately following
 ------------------------
the delivery of any Notice of Disagreement, the Purchaser and the Stockholders' Representative shall seek in good faith to resolve in writing any differences that they may have with respect to any matter specified in such Notice of Disagreement. At the end of such fifteen (15) day period, the Purchaser and the Stockholders' Representative shall submit to the Arbitrating Accountants for its review and resolution any and all matters that remain in dispute and that were included in any Notice of Disagreement as well as its calculation of the Closing Net Working Capital, revised as such party deems necessary or appropriate at the time of such submission. The Arbitrating Accountants shall be required to reach a final, binding resolution of the matters that remain in dispute and provide their own calculation of the Closing Net Working Capital (which calculation must be within the range of the calculations submitted by the Purchaser and the Stockholders' Representative), whereupon such calculation shall be the final calculation of the Closing Net Working Capital. The Arbitrating Accountants' resolution of such dispute and calculation of the Closing Net Working Capital shall be (a) in writing, (b) furnished to the Purchaser and the Stockholders' Representative as soon as practicable after the items in dispute have been referred to the Arbitrating Accountants, (c) made in accordance with this Agreement, and (d) conclusive and binding upon the parties to this Agreement. The Closing Net Working Capital, as determined by the Arbitrating Accountants, shall become final and binding on the parties hereto on the date the Arbitrating Accountants deliver their final resolution to the Purchaser and the Stockholders' Representative. The parties hereto shall endeavor in good faith to cause the Arbitrating Accountants to so deliver their final determination within ninety (90) days after the Closing Date. Each party hereto shall pay his, her or its own fees, costs and expenses incurred in connection with the discussion and negotiation of any and all disputes that may arise as to the determination of the Closing Net Working Capital; provided, however, that the fees and
                                 --------  -------
disbursements of the Arbitrating Accountants shall be borne fifty percent (50%) by the Purchaser and fifty percent (50%) by the Stockholders (jointly and severally).

3.3  Adjustment of Purchase Price; Payments.

     (a) If the Closing Net Working Capital is less than the Target Net Working Capital Amount (the amount of such deficit being referred to herein as the "Overpayment Amount"), then, (i) within ten (10) days following the Final
     ------------------
Determination Date, the Stockholders shall jointly and severally pay to the Purchaser, in cash, an amount equal to the Overpayment Amount, and (ii) the Purchase Price shall be deemed to be decreased by an amount equal to the amount actually paid to the Purchaser pursuant to clause (i) of this sentence.

     (b) If the Closing Net Working Capital is greater than the Target Net Working Capital Amount (the amount of such excess being referred to herein as the "Underpayment Amount"), then, (i) within ten (10) days following the Final
     -------------------
Determination Date, the Purchaser shall pay to each Stockholder, his, her or its pro rata portion (based upon the amount of the Closing Payment received by such Stockholder), in cash, of the Underpayment Amount, and (ii) the Purchase Price shall be deemed to be increased by an amount equal to the aggregate amount actually paid to the Stockholders pursuant to clause (i) of this sentence.

     (c) If the Closing Net Working Capital is equal to the Target Net Working Capital Amount, then (i) neither the Purchaser nor any of the Stockholders shall be required to make any additional payment pursuant to this Article III, and
(ii) no adjustment to the Purchase Price shall be made pursuant to this Article III.

                                  ARTICLE IV

                    SEVERAL REPRESENTATIONS AND WARRANTIES
                  OF THE DESIGNATED STOCKHOLDERS AND THE ESOT

     Each of the Designated Stockholders and the ESOT, severally as to himself, herself or itself only and not jointly with or as to any of the other Designated Stockholders or the ESOT, as the case may be (it being understood and agreed, however, that each member of a Designated Stockholder Group listed on Annex III
                                                                      ---------
is making the following representations and warranties in this Article IV jointly and severally with, and as to, each other member of such Designated Stockholder Group), hereby represents and warrants to the Purchaser as of the Closing as follows:

4.1  Title to the Shares.

     If the Designated Stockholder is a Stockholder, then such Stockholder (i) is the lawful owner, of record and beneficially, of the number of Shares set forth opposite his, her or its name on Annex I, provided that a Corporate
                                       -------  --------
Stockholder may be deemed to share such beneficial ownership with the Trust owning the capital stock thereof and the beneficiaries of such Trust, and (ii) has good title to such Shares, free and clear of any and all Encumbrances whatsoever and with no restriction on the voting rights and other incidents of record and beneficial ownership pertaining thereto. Such Designated Stockholder or the ESOT, as the case may be, is not the subject of any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Proceeding affecting creditors' rights and remedies generally. Except for this Agreement and except as set forth on Schedule 4.1 (none of which Contracts,
                                     ------------
understandings or arrangements (other than this Agreement) shall continue to apply to any of the Shares or any other Securities of the Company or any of its Subsidiaries at and after the Closing), there are no Contracts or other understandings or arrangements between such Designated Stockholder or the ESOT, as the case may be, and any other Person (including any of the other Designated Stockholders, the ESOT, the Company, or any of the Company's Subsidiaries) with respect to the acquisition, disposition, transfer, registration or voting of, or any other matters in any way pertaining or relating to, any of the capital stock or other securities of the Company or any of its Subsidiaries (including the Shares owned by such Designated Stockholder or the ESOT, if applicable). Such Designated Stockholder or the ESOT, as the case may be, does not have any right whatsoever to receive or acquire any additional shares of capital stock or other securities of the Company or any of its Subsidiaries. All shares of the Series A Preferred have been allocated properly and completely to the ESOP participants.

4.2  Organization, Power, Authority and Good Standing.

     (a) Each of the Corporate Stockholders is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has all requisite power and authority (corporate or otherwise) to own, lease and operate its assets and properties and to carry on its business as presently conducted and as presently proposed to be conducted. The Purchaser has been furnished with true, correct and complete copies of the Charter Documents of each of the Corporate Stockholders, in each case as amended and in effect on and as of the date hereof.

     (b) The ESOP includes within its provisions the language and agreements necessary to establish the ESOT under the Laws of New York and the applicable provisions of the Code and ERISA, and the ESOT constitutes a validly existing trust that is exempt from all federal Taxes under Section 501(a) of the Code. The ESOT confers upon the ESOT Trustee the requisite power and authority to own and manage the ESOT's assets and properties and to carry out the purposes for which it was established. Schedule 4.2 lists all of the ESOT's Charter
                           ------------
Documents, in each case as amended and in effect on and as of the date hereof. The Purchaser has been furnished with true, correct and complete copies of each of the documents listed on Schedule 4.2.
                           ------------

     (c)  Each of the trust agreements listed on Annex III contains all
                                                 ---------
requisite language and agreements necessary to establish the relevant Trust listed together with such trust agreement on Annex III under the Laws of the
                                             ---------
jurisdiction under which such Trust is created, and there are no other agreements, documents or instruments governing the creation or establishment of such Trust and the conduct of its affairs (including such Trust's execution and delivery of this Agreement, compliance with the terms and provisions hereof, performance of its obligations hereunder and consummation of the transactions contemplated hereby). Such Trust constitutes a validly existing trust. The Purchaser has been furnished with true, correct and complete copies of each such trust agreement.

4.3  Authority; Authorization, Execution and Delivery; Enforceability; No
Conflict.

     (a) Each Designated Stockholder (other than the Corporate Stockholders and the Trusts) has the full and absolute legal right, capacity and power to execute, deliver and perform his or her obligations under this Agreement and each Related Document to which he or she is or will be a party, and to consummate the transactions contemplated hereby and thereby. Each of the ESOT and the Trusts has the full and absolute legal right, power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions contemplated hereby. The ESOT's execution and delivery of this Agreement, and the performance by the ESOT of its obligations hereunder, have been duly and validly authorized by all requisite action on the part of the ESOT (including the ESOT Trustee). Each Trust's execution and delivery of this Agreement, and the performance of its obligations hereunder, have been duly and validly authorized by all requisite action on the part of such Trust (including the trustee thereof). Each of the Corporate Stockholders has all requisite power and authority (corporate or otherwise) to execute, deliver and perform its obligations under this Agreement and each Related Document to which it is or will be a party, and to consummate the transactions contemplated hereby and thereby. Each Corporate Stockholder's execution and delivery of this Agreement and each Related Document to which it is or will be a party, and the performance by such Corporate Stockholder of its obligations hereunder and thereunder, have been duly and validly authorized by all requisite action (corporate or otherwise) on the part of such Corporate Stockholder (including its Board of Directors and all committees thereof and its stockholders).

     (b) This Agreement and each Related Document to which such Designated Stockholder or the ESOT, as the case may be, is or will be a party has been, or upon the execution hereof and thereof will be, duly and validly executed and delivered by such Designated Stockholder or the ESOT, as the case may be, and constitutes, or upon such Designated Stockholder's or the ESOT's execution and delivery hereof and thereof, will constitute, a valid and binding obligation of such Designated Stockholder or the ESOT, as the case may be, enforceable against him, her or it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors' rights and remedies generally, and, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

     (c) Neither the execution and delivery by such Designated Stockholder or the ESOT, as the case may be, of, nor the performance of his, her or its obligations under, this Agreement or any of the Related Documents to which he, she or it is or will be a party, nor the consummation by such Designated Stockholder or the ESOT, as the case may be, of the transactions contemplated hereby or thereby, nor the compliance by such Designated Stockholder or the ESOT, as the case may be, with any of the provisions hereof or thereof, will (i) conflict with, or result in any violation of, or cause a default (with or without notice or lapse of time or both) under, any provision of the Company's or any of its Subsidiaries' Charter Documents, or any Corporate Stockholder's Charter Documents, or the ESOP or the ESOT's other Charter Documents, or with respect to each Trust, the applicable trust agreement listed on Annex III or any
                                                                ---------
other Charter Documents of such Trust (if any), (ii) conflict with, or result in any violation of, or cause a default (with or without notice or lapse of time or both) under, or give rise to any right of termination, amendment, cancellation or acceleration of any obligations contained in, or the loss of any benefit under, any term, condition or provision of any provision of any Contract to which such Designated Stockholder or the ESOT, as the case may be, or the Company or any of the Company's Subsidiaries is a party or by which such Designated Stockholder or the ESOT, as the case may be, or the Company, any of the Company's Subsidiaries, or any of his, her, its, or their assets or properties are or may be bound, (iii) violate any Law applicable to such Designated Stockholder or the ESOT, as the case may be, or the Company or any of the Company's Subsidiaries, (iv) result in an Encumbrance on or against any of the Shares held of record or beneficially by such Designated Stockholder (to the extent applicable) or the ESOT, as the case may be, or (v) result in an Encumbrance on or against any assets, rights or properties of such Designated Stockholder or the ESOT, as the case may be (other than the Shares held of record or beneficially by such Designated Stockholder (to the extent applicable) or the ESOT, as the case may be), or the Company or any of the Company's Subsidiaries, or on or against any capital stock or other securities of the Company or any of its Subsidiaries, or give rise to any claim against the Company, any of the Company's Subsidiaries or the Purchaser.

4.4  Consents.

     Except as set forth on Schedule 4.4, no Permit, authorization, consent or
                            ------------
approval of or by, or any notification of or filing with, any Person (governmental or private) is required for, as a result of, or in connection with the execution, delivery and performance by such Designated Stockholder or the ESOT, as the case may be, of this Agreement or any of the Related Documents to which such Designated Stockholder or the ESOT, as the case may be, is or will be a party or the consummation of the transactions contemplated hereby or thereby.

4.5  Brokers.

     Such Designated Stockholder or the ESOT, as the case may be, has not employed any broker or finder or incurred any Liability for any brokerage fees, commissions or finders' fees or similar compensation or transaction based payments in connection with the transactions contemplated by this Agreement or any of the Related Documents.

4.6  Certain Relationships.

     Solely as to Mitchel Robbins, Bernard W. Robbins, Everett Fleisig, Matthew
R. Fleisig and Karen Fleisig Baer, such Designated Stockholder is the settlor of that Trust listed on Annex III together with such Designated Stockholder, and
                     ---------
such Trust is the sole stockholder, of record and beneficially, of that Corporate Stockholder listed on Annex III together with such Designated
                                ---------
Stockholder.

                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES
                        OF THE DESIGNATED STOCKHOLDERS

     The Designated Stockholders hereby jointly and severally represent and warrant to the Purchaser as of the Closing as follows:

5.1  Organization, Power, Authority and Good Standing.

     Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has all requisite power and authority (corporate or otherwise) to own, lease and operate its assets and properties and to carry on its business (all of which collectively comprise the Business) as presently conducted and as presently proposed to be conducted. Each of the Company and its Subsidiaries is duly qualified and in good standing to transact business as a foreign Person in those jurisdictions set forth on Schedule 5.1, which jurisdictions constitute
                                 ------------
all of the jurisdictions in which the failure to obtain such qualification would reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries when taken as a whole. The Purchaser has been furnished with true, correct and complete copies of the Charter Documents of the Company and each of its Subsidiaries, in each case as amended and in effect on and as of the date this representation is being made and is deemed made hereunder. Except as set forth on Schedule 5.1, neither the Company nor any of its Subsidiaries has (i)
         ------------
engaged in any business or activity other than the Business, or (ii) used any trade name or assumed name or other corporate name at any time within the past ten (10) years.

5.2  Authority; Authorization, Execution and Delivery; Enforceability; No
Conflict.

     (a) The Company has all requisite power and authority (corporate or otherwise) to execute, deliver and perform its obligations under each Related Document to which it is or will be a party, and to consummate the transactions contemplated hereby and thereby. The Company's execution and delivery of each Related Document to which it is or will be a party, and the performance by the Company of its obligations hereunder and thereunder, have been duly and validly authorized by all requisite action (corporate or otherwise) on the part of the Company (including its Board of Directors and all committees thereof and its stockholders). Each Related Document to which the Company is or will be a party has been, or upon the Company's execution hereof and thereof will be, duly and validly executed and delivered by the

Company and constitutes, or upon the Company's execution and delivery hereof and thereof will constitute, a valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors' rights and remedies generally, and, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

     (b) Neither the execution and delivery by the Company, the Designated Stockholders and the ESOT of, nor the performance of their respective obligations under, this Agreement or any of the Related Documents, as applicable, nor the consummation by the Company, the Designated Stockholders and the ESOT of the transactions contemplated hereby or thereby, nor the compliance by the Company, the Designated Stockholders and the ESOT with any of the provisions hereof and thereof, will (i) conflict with, or result in any violation of, or cause a default (with or without notice or lapse of time or both) under, any provision of the Company's or any of its Subsidiaries' Charter Documents, (ii) conflict with, or result in any violation of, or cause a default (with or without notice or lapse of time or both) under, or give rise to any right of termination, amendment, cancellation or acceleration of any obligations contained in, or the loss of any benefit under, any term, condition or provision of any provision of any Contract to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries or any of their respective assets or properties are or may be bound, (iii) violate any Law applicable to the Company or any of its Subsidiaries, (iv) result in an Encumbrance on or against any of the Shares held of record or beneficially by any Stockholder, or (v) result in an Encumbrance on or against any assets, rights or properties of the Company or any of its Subsidiaries, or on or against any capital stock or other securities of the Company or any of its Subsidiaries, or give rise to any claim against the Company, any of the Company's Subsidiaries or the Purchaser.

5.3  Consents.

     Except as set forth on Schedule 4.4, no Permit, authorization, consent or
                            ------------
approval of or by, or notification of or filing with, any Person (governmental or otherwise) is required for, as a result of, or in connection with the execution, delivery and performance by the Company of any of the Related Documents to which it is or will be a party or the consummation of the transactions contemplated by this Agreement or such Related Documents.

5.4  Capitalization.

     (a) The authorized capital stock of the Company and each of its Subsidiaries is set forth on Schedule 5.4(a), which Schedule also sets forth the
                             ---------------
total number of outstanding shares of the Company and each of its Subsidiaries. All such outstanding shares disclosed on Schedule 5.4(a) are duly and validly
                                         ---------------
issued and outstanding, fully paid and non-assessable, with no personal Liability attached to the ownership thereof, and are held of record and beneficially by the Persons, and in the respective amounts, set forth on
Schedule 5.4(a), without Encumbrance (except for those Encumbrances set forth on
---------------
Schedule 5.4(a)).
---------------

     (b)  Except as set forth on Schedule 5.4(b), there are no outstanding
                                 ---------------
securities that are convertible into, exchangeable for, or carrying the right to acquire, any equity securities of the Company or any of its Subsidiaries, or subscriptions, warrants, options, calls, puts, convertible securities, registration or other rights, arrangements or commitments obligating the Company or any of its Subsidiaries to issue, sell, register, purchase or redeem any of its respective securities or any ownership interest or rights therein. Except as set forth on Schedule 5.4(b), there are no Contracts,
                                ---------------
commitments, arrangements, understandings or restrictions to which any Designated Stockholder, the ESOT or any other Person is bound relating in any way to any shares of capital stock or other securities of the Company or any of its Subsidiaries, including voting trusts or other similar agreements or understandings with respect to the voting of the Company's or any of its Subsidiaries' capital stock or other securities. There are no stock appreciation rights, phantom stock rights, or similar rights or arrangements outstanding with respect to the Company or any of its Subsidiaries.

     (c) All securities issued by the Company or any of its Subsidiaries have been issued in transactions exempt from registration under the Securities Act and all applicable state securities or "blue sky" Laws, and neither the Company nor any of its Subsidiaries has violated the Securities Act or any applicable state securities or "blue sky" Laws in connection with the issuance of any such securities.

5.5  Subsidiaries; Investments.

     Except as set forth on Schedule 5.5, neither the Company nor any of its
                            ------------
Subsidiaries owns or holds, directly or indirectly, of record or beneficially, any equity interest in or debt obligation of (excluding accounts receivable arising in the ordinary course of business, consistent with past practice) any other Person. Immediately prior to, and as a condition precedent to, the Closing, the Company distributed the BFR Interest to the Stockholders. The distribution of the BFR Interest complied with all Laws.

5.6  Financial Information.

     (a)  Schedule 5.6(a) contains true, correct and complete copies of the
          ---------------
following:

          (i) the audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 1999 (the "Audited Balance Sheet"; and such
                                                ---------------------
     date being referred to as the "Audited Balance Sheet Date"), December 31,
                                    --------------------------
     1998, December 31, 1997, and December 31, 1996, and the related audited consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for the fiscal years then ended, including the footnotes and schedules thereto, as audited by Ernst & Young LLP (all of the foregoing, together with the report of such audit, being collectively referred to as the "Audited Financial Statements");
                                      ----------------------------

          (ii) the unaudited consolidated balance sheets of the Company and its Subsidiaries as of January 31, 2000, February 29, 2000, March 31, 2000, April 30, 2000, May 31, 2000, and June 30, 2000 (collectively, the "Interim
                                                                         -------
     Balance Sheets"), and the unaudited consolidated statements of income,
     --------------
     stockholders' equity and cash flows of the Company and its Subsidiaries for the respective one-month, two-month, three-month, four-month, five-month and six-month periods then ended, including any and all footnotes and schedules thereto (all of the foregoing, including the Interim Balance Sheets, being collectively referred to as the "Interim Financial
                                                    -----------------
     Statements"); and
     ----------

          (iii) the unaudited consolidated balance sheet of the Company and its Subsidiaries as of July 31, 2000 (the "Latest Balance Sheet"; and such
                                            --------------------
     date being referred to as the "Latest Balance Sheet Date"), and the
                                    -------------------------
     unaudited consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for the five-month period then ended, including any and all footnotes and schedules thereto (all of the foregoing, including the Latest Balance Sheet, being collectively referred to as the "Latest Financial Statements"; and the Audited Financial
                ---------------------------
     Statements, the Interim Financial Statements and the Latest Financial Statements being collectively referred to as the "Financial Statements").
                                                       --------------------

     (b) The Financial Statements (i) are true, correct and complete, (ii) fairly present the consolidated financial position of the Company and each of its Subsidiaries as of the dates indicated and the consolidated results of operations of the Company and each of its Subsidiaries for the periods indicated, (iii) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby (subject in the case of the Interim Financial Statements and the Latest Financial Statements to (A) the absence of footnotes and schedules that may be required by GAAP, and (B) normal year-end adjustments that are not material individually or in the aggregate), and (iv) are in accordance with the books and records of the Company and each of its Subsidiaries, which books and records are true, correct and complete in all material respects and have been maintained in a manner consistent with historical practice.

     (c)  Schedule 5.6(c) contains a true, correct and complete summary of all
          ---------------
accounts payable, accrued expenses and accounts receivable of the Company and each of its Subsidiaries as of the most recent practicable date prior to the date hereof, which Schedule sets forth the name of the account debtor (in the case of accounts receivable) or account creditor (in the case of accounts payable) and the amount owed by such account debtor or owing to such account creditor (identifying the portion of such amount that is current, thirty (30) days past due, sixty (60) days past due, ninety (90) days past due, and more than ninety (90) days past due).

5.7  Absence of Undisclosed Liabilities.

     Except as set forth on Schedule 5.7, neither the Company nor any of its
                            ------------
Subsidiaries has any Liability except (i) to the extent reflected or reserved against on the Latest Balance Sheet, (ii) Liabilities under Contracts (other than any Liability arising from any breach or violation thereof or default thereunder), and (iii) Liabilities incurred in the ordinary course of business, consistent with past practice, since the Latest Balance Sheet Date (other than any such Liability arising from any breach or violation of, or default under, any Contract, or arising from any breach of warranty, tort, infringement, or violation of any Law or any Proceeding). There are no loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975) of or affecting the Company or any of its Subsidiaries that are not adequately provided for or disclosed on the Latest Balance Sheet or in the footnotes or schedules thereto.

5.8  Absence of Changes.

     Since June 30, 2000, except as set forth on Schedule 5.8, the Company and
                                                 ------------
each of its Subsidiaries have been operated in the ordinary course of business, consistent with past practice, and there has not been:

     (a) any event or condition that has had or could reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries when taken as a whole, or any material casualty loss or damage to the assets or properties of the Company or any of its Subsidiaries, whether or not covered by insurance;

     (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock or other securities of the Company or any of its Subsidiaries, or any direct or indirect redemption, purchase or other acquisition of any capital stock or other securities of the Company or any of its Subsidiaries, or any other payments of any nature directly or indirectly to or for the benefit of any Designated Stockholder, the ESOT or any Affiliate of the Company (whether or not on or with respect to any shares of capital stock or other securities of the Company or any of its Subsidiaries owned by such Designated Stockholder, the ESOT or such Affiliate), other than salaries and benefits paid in the ordinary course of business, consistent with past practice;

     (c) any general uniform increase in the compensation of employees (including any increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) of the Company or any of its Subsidiaries, or any increase in or prepayment of any such compensation payable to or to become payable to any Designated Stockholder, director, officer or key employee;

     (d) any acquisition or disposition of assets or properties owned by the Company or any of its Subsidiaries, other than the sale or other disposition of worn or obsolete furniture, fixtures or equipment for fair value in the ordinary course of business, consistent with past practice;

     (e) any agreement or commitment on the part of the Company or any of its Subsidiaries to merge, amalgamate or consolidate with or into, or otherwise acquire, any other Person or division thereof;

     (f) any change in depreciation or amortization policies or rates previously adopted, any change in income or expense recognition or bad debt reserve, write-down or write-off policies previously adopted, any write-up or write-down of inventory or other assets or any other change in other accounting or in Tax reporting or methods or practices followed by the Company or any of its Subsidiaries;

     (g) any material change in the manner in which products or services of the Company or any of its Subsidiaries are marketed (including any change in prices), any change in the manner in which the Company or any of its Subsidiaries extends discounts or credit to customers, or any change in the manner or terms by which the Company or any of its Subsidiaries collects accounts receivable;

     (h) any acceleration, cancellation, termination or modification of any Contract (or series of related Contracts) involving aggregate payments to or from the Company or any of its Subsidiaries of more than $10,000, or any notice in writing delivered to the Company or any of its Subsidiaries, or to the best knowledge of the Designated Stockholders, orally, that any other party to any Contract intends to take any such action;

     (i) any failure by the Company or any of its Subsidiaries to make scheduled capital expenditures or investments, or any failure to pay trade accounts payable in the ordinary course of business, consistent with past practice, or any other Liability of the Company or any of its Subsidiaries when due; or

     (j) any Contract or other understanding or arrangement (other than this Agreement and the Related Agreements), whether in writing or otherwise, to take any of the actions specified in the foregoing clauses (a) through (i).

5.9  Tax Matters.

     (a)  Except as set forth on Schedule 5.9(a), the Company, each of its
                                 ---------------
Subsidiaries, and each other Person included in any consolidated or combined Tax Return and part of an affiliated group, within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code"), of which the Company
                                                    ----
or any of its Subsidiaries is or has been a member:

          (i) has timely paid or caused to be paid all Taxes required to be paid by it through the date hereof and as of the Closing Date (including any Taxes shown due on any Tax Return);

          (ii) has filed or caused to be filed in a timely and proper manner (within any applicable extension periods) all Tax Returns required to be filed by it with the appropriate Governmental Entities in all jurisdictions in which such Tax Returns are required to be filed; and

          (iii) has not requested or caused to be requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

     (b) The Company has previously delivered to the Purchaser true, correct and complete copies of all Tax Returns filed by or on behalf of the Company and each of its Subsidiaries for all completed Tax years of the Company or such Subsidiary that remain open for audit or review by the relevant Taxing authority. All such Tax Returns were true, correct and complete in all respects.

     (c)  Except as set forth in Schedule 5.9(c):
                                 ---------------

          (i) neither the Company nor any of its Subsidiaries has been notified in writing or, to the best knowledge of the Designated Stockholders, orally by the Internal Revenue Service or any other Taxing authority that any issues have been raised (and no such issues are currently pending) by the Internal Revenue Service or any other Taxing authority in connection with any Tax Return of the Company or any of its Subsidiaries, there are no pending Tax audits with respect to the Company or any of its Subsidiaries, and no waivers of statutes of limitations related to Taxes have been given or requested with respect to the Company or any of its Subsidiaries;

          (ii) full and adequate provision has been made (A) on the Latest Balance Sheet for all Taxes payable by the Company and each of its Subsidiaries for all periods ending on or prior to the Latest Balance Sheet Date, and (B) on the books and records of the Company and each of its Subsidiaries for all Taxes payable by the Company and such Subsidiaries for all periods beginning on or after the Latest Balance Sheet Date;

          (iii) neither the Company nor any of its Subsidiaries has incurred any Tax Liability from and after the Latest Balance Sheet Date other than Taxes incurred in the ordinary course of business, consistent with past practice;

          (iv) neither the Company nor any of its Subsidiaries (A) is, or has made an election to be treated as, a "consenting corporation" under Section 341(f) of the Code, or (B) is, or has been, a "personal holding company" within the meaning of Section 542 of the Code;

          (v) each of the Company and its Subsidiaries has complied in all respects with all applicable Laws relating to the collection or withholding of Taxes (including sales Taxes and the withholding of Taxes from the wages of employees);

          (vi) neither the Company nor any of its Subsidiaries is, or has ever been, a party to any Tax sharing, indemnity of similar agreement with any Person;

          (vii) neither the Company nor any of its Subsidiaries has incurred any Liability to make or possibly make any payments, either alone or in conjunction with any other payments, that:

                 (A) are not deductible under, or would otherwise constitute a "parachute payment" within the meaning of, Section 280G of the Code (or any corresponding provision of domestic or foreign income Tax
          Law); or

                 (B) are or may be subject to the imposition of an excise Tax under Section 4999 of the Code;

          (viii) neither the Company nor any of its Subsidiaries has agreed to, or is required to, make any adjustments or changes either on, before or after the Closing Date, to its accounting methods pursuant to Section 481 of the Code, and the Internal Revenue Service has not proposed any such adjustments or changes in the accounting methods of the Company or any such Subsidiary;

          (ix) no claim has ever been made and delivered to the Company or any of its Subsidiaries in writing or, to the best knowledge of the Designated Stockholders, orally by any Taxing authority in a jurisdiction in which the Company or any of it Subsidiaries does not file Tax Returns that the Company or any such Subsidiary is, or may be subject to, taxation by that jurisdiction; and

          (x) neither the Company, any of its Subsidiaries, any Designated Stockholder nor the ESOT is a foreign Person within the meaning of Section 1.1445-2(b) of the rules and regulations promulgated under Section 1445 of the Code.

5.10 Title to Assets, Properties and Rights and Related Matters.

     (a) Each of the Company and its Subsidiaries, as applicable, has good title (or a valid leasehold or licensee interest) to all of the assets, properties and interests in properties, real, personal or mixed, reflected on the Latest Balance Sheet or acquired after the Latest Balance Sheet Date (except for assets or properties sold or otherwise disposed of since the Latest Balance Sheet Date in the ordinary course of business, consistent with past practice, and accounts receivable and notes receivable paid in full subsequent to the Latest Balance Sheet Date in the ordinary course of business, consistent with past practice), free and clear of all Encumbrances, of any kind or character, except for those Encumbrances set forth on Schedule 5.10(a) and Permitted Encumbrances. Such
                          ----------------
assets are in good operating condition and repair (normal wear and tear excepted), are sufficient to operate the Business as presently conducted and as presently proposed to be conducted, are suitable for the uses for which they are used in the Business, and are not subject to any condition that materially interferes with the economic value or use thereof. With respect to any leased assets, such assets are in such condition as to permit the surrender thereof to the lessors thereunder on the date hereof without any cost or expense for repair or restoration as if the related leases were terminated or expired on the date hereof in the ordinary course of business, consistent with past practice.

     (b) Schedule 5.10(b) contains a true, correct and complete list of all
         ----------------
tangible personal property with a fair market value greater than $2,500 owned by the Company and each of its Subsidiaries as of the Closing Date. Except for any inventory, supplies, equipment, tractors, trailers and automobiles in transit in the ordinary course of business, consistent with past practice, all tangible personal property listed on Schedule 5.10(b) is located on the Company's or its
                            ----------------
Subsidiaries' premises listed on Schedule 5.11(a).
                                 ----------------

5.11 Real Property - Owned or Leased.

     (a) Schedule 5.11(a) contains a list and brief description of all of the
         ----------------
real property owned, leased, subleased or otherwise occupied by the Company or any of its Subsidiaries. The description of each parcel of real property subject to one or more leases (the "Leased Property") includes the names of the
                                    ---------------
lessor and the lessee and the basic terms thereof. The lease rate charged to the Company or any of its Subsidiaries, as applicable, for each parcel of Leased Property that is leased by the Company or any of its Subsidiaries, as applicable, from a Designated Stockholder or the ESOT, or from an Affiliate of the Company or any of its Subsidiaries, is not greater than the fair market value rental that would be obtained by the Company or any such Subsidiary in an arms' length transaction with a Person that is not an Affiliate of the Company or any such Subsidiary. The real property listed on Schedule 5.11(a)
                                                     ----------------
constitutes all real property used or occupied by the Company or any of its Subsidiaries in connection with the Business.

     (b) With respect to the real property listed on Schedule 5.11(a), except
                                                     ----------------
as set forth on Schedule 5.11(b):
                ----------------

         (i) no portion of the real property is subject to any pending condemnation or other Proceeding, and, to the best knowledge of the Designated Stockholders, there is no threatened condemnation or other Proceeding with respect thereto;

         (ii) the physical condition of the real property is sufficient to permit the continued conduct of the Business as presently conducted and as presently proposed to be conducted, subject to the provision of usual and customary maintenance and repairs performed in the ordinary course of business, consistent with past practice, with respect to similar properties of like age and construction;

         (iii) the Company and its Subsidiaries, as applicable, indicated
     on Schedule 5.11(b) are the owners and holders of all the leasehold estates
        ----------------
     purported to be granted by the leases associated with the Leased Property, as applicable;

         (iv) there are no Contracts to which the Company, any of its Subsidiaries, or any of their respective Affiliates is a party, granting to any party or parties the right of use or occupancy of any portion of the real property;

         (v) there are no parties (other than the Company and its Subsidiaries) in possession of any portion of the real property; and

         (vi) no notice of any increase in the assessed valuation of any portion of the real property and no notice of any contemplated special assessment with respect to any portion of the real property has been received by the Company or any of its Subsidiaries, and, to the best knowledge of the Designated Stockholders, there is no threatened increase in assessed valuation or threatened special assessment pertaining to any portion of the real property.

     (c) Neither the Company nor any of its Subsidiaries currently is or has ever been the owner of any fee interest in any real property.

5.12 Intellectual Property.

     (a) Except as set forth on Schedule 5.12(a):
                                ----------------

         (i) the Company and each of its Subsidiaries, as applicable, own, have the right to use, sell, license and dispose of, and have the right to bring actions for the infringement of, all Intellectual Property Rights used in, necessary for, or required for the conduct of the Business as presently conducted and as presently proposed to be conducted (collectively, the "Owned Requisite Rights"), other than those Intellectual
                         ----------------------
     Property Rights for which the Company or any such Subsidiary has a valid license, all of which are listed on Schedule 5.12(a) (collectively, the
                                         ----------------
     "Licensed Requisite Rights"; and together with the Owned Requisite Rights,
      -------------------------
     the "Requisite Rights"), and such rights to use, sell, license, dispose of
          ---------------
     and bring actions are exclusive with respect to the Owned Requisite Rights;

         (ii) neither the Company nor any of its Subsidiaries has granted any Person the right to use any of the Owned Requisite Rights;

         (iii) there exists no default, or any event which upon the giving of notice or the passage of time, or both, would give rise to a claim of a default by the Company or any of its Subsidiaries under the licenses granting the Company and/or any of its Subsidiaries the Licensed Requisite Rights;

         (iv) the Company and each of its Subsidiaries have taken all commercially reasonable and practicable steps designed to safeguard and maintain (A) the secrecy and confidentiality of the Company's and its Subsidiaries' Confidential Information, and (B) the proprietary rights of the Company and each of its Subsidiaries in all of the Requisite Rights;

         (v) neither the Company nor any of its Subsidiaries has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights of any Person or committed any acts of unfair competition or received from any Person in the past five years any written or, to the best knowledge of the Designated Stockholders, oral notice, charge, complaint, claim or assertion thereof, and no such charge, complaint, claim or assertion is impliedly threatened by an offer to license from another Person; and

         (vi) neither the Company nor any of its Subsidiaries has sent to any Person in the past five years, or otherwise communicated to any Person, any notice, charge, complaint, claim or other assertion of any present, impending or threatened interference with, infringement upon, misappropriation of, or other conflict with any Intellectual Property Rights of the Company or any of its Subsidiaries by such other Person or any acts of unfair competition by such other Person, nor, to the best knowledge of the Designated Stockholders, is any such interference, infringement, misappropriation, conflict or act of unfair competition occurring or threatened.

     (b) Schedule 5.12(b) contains a true, correct and complete list of all
         ----------------
applications, filings and other formal actions made or taken pursuant to any Laws by the Company and/or any of its Subsidiaries to perfect or protect their respective interests in their respective Intellectual Property Rights.

5.13 Agreements, No Defaults, Etc.

     (a) Schedule 5.13(a) contains a true, correct and complete list of all
         ----------------
Contracts to which the Company or any of its Subsidiaries is a party, under which the Company or any of its Subsidiaries may have any continuing or future Liability, and (x) that were entered into or made outside the ordinary course of business, consistent with past practice, or (y) that were entered into or made in the ordinary course of business, consistent with past practice, and are described in clauses (i) through (xiii) of the next sentence of this Section
5.13.  Except as set forth on Schedule 5.13(a), neither the Company nor any of
                              ----------------
its Subsidiaries is a party to any of the following Contracts under which the Company or any of its Subsidiaries may have any continuing or future Liability:

         (i) distributorship, dealer, sales, advertising, agency, manufacturer's representative, or any other Contract relating to the payment of a commission;

         (ii) any Contract relating to the employment of any officer, employee or consultant or any other type of Contract or other understanding or arrangement with any officer, employee or consultant, including any Contract or other understanding or arrangement relating to severance payments;

         (iii) any indenture, mortgage, promissory note, loan agreement, pledge agreement, guaranty or conditional sale or other Contract relating to the borrowing of money, a line of credit or a Capital Lease;

         (iv) any Contract for charitable contributions in excess of $5,000 individually or $10,000 in the aggregate;

         (v) any Contract for capital expenditures in excess of $10,000 individually or $50,000 in the aggregate;

         (vi) any Contract for the sale of any assets, properties or rights other than the sale of services or products in the ordinary course of business, consistent with past practice;

         (vii) any Contract pursuant to which the Company or any of its Subsidiaries is a lessee of or holds or operates any machinery, equipment, motor vehicles, office furniture, fixtures, products, merchandise or other personal property owned by any other Person in excess of $10,000 individually or $50,000 in the aggregate;

         (viii) any Contract relating to the lending or investing of funds;

         (ix) any Contract relating to any form of intangible property, including any Intellectual Property Rights;

         (x) any Contract that restricts the Company or any of its Subsidiaries from engaging in any aspect of the Business or any other business anywhere in the world;

         (xi) any Contract or group of related Contracts with the same Person or group of Affiliated Persons (excluding purchase orders entered into in the ordinary course of business, consistent with past practice, that are to be completed within three months of entering into such purchase orders) for the purchase or sale of products or services under which the undelivered or unperformed balance or portion thereof (including the aggregate undelivered or unperformed balance or portion under any such Contracts between the same Person and the Company or any of its Subsidiaries) has a selling price in excess of $50,000;

         (xii) any Contract for the acquisition or disposition of a Person or a division of a Person made within the preceding five years (whether or not such acquisition or disposition was consummated); or

         (xiii) any other Contract material to the Business.

     (b) The Contracts disclosed on Schedule 5.4(b), the leases (and any
                                    ---------------
other Contracts) disclosed on Schedule 5.11(a), the licenses (and any other
                              ----------------
Contracts) disclosed on Schedule 5.12(a), the insurance policies (and any other
                     -------------------
Contracts) disclosed on Schedule 5.16(a), the Company Employee Plans (and any
                        ----------------
other Contracts) disclosed on Schedule 5.18(a), and the Contracts disclosed on
                              ----------------
Schedule 5.21 are incorporated by reference onto Schedule 5.13(a).  The
-------------                                    ----------------
Contracts disclosed on Schedule 5.13(a), together with the Contracts
                       ----------------
incorporated by reference onto Schedule 5.13(a), are collectively referred to as
                               ----------------
the "Material Contracts."
     ------------------

     (c) All Material Contracts (i) are in full force and effect, (ii) constitute legal, valid and binding obligations of the Company and/or its Subsidiaries that are parties thereto and, to the best knowledge of the Designated Stockholders, the other parties thereto, and (iii) are enforceable in accordance with their terms against the Company and/or its Subsidiaries that are parties thereto and, to the best knowledge of the Designated Stockholders, the other parties thereto, in each case subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Each of the Company and its Subsidiaries has performed all of its obligations required to be performed by them to date pursuant to the terms of the Material Contracts, and there exists no default, or any event which upon the giving of notice or the passage of time, or both, would give rise to a claim of a default in the performance by the Company or any of its Subsidiaries or, to the best knowledge of the Designated Stockholders, any other party to any of the Material Contracts of their respective obligations thereunder. The Purchaser has been furnished with true, correct and complete copies of all written Material Contracts and
Schedule 5.13(a) (including Contracts incorporated by reference thereon)
----------------
contains true, correct and complete descriptions of all oral Contracts listed on
Schedule 5.13(a) (including Contracts incorporated by reference thereon).
----------------

     (d) Schedule 5.13(d) contains a true, correct and complete list of all
         ----------------
Funded Indebtedness of the Company and each of its Subsidiaries, in each case showing the aggregate principal amount thereof (and the aggregate amount of any undrawn commitments with respect thereto), the name of the lender, and the name of the respective borrower and any other Person that directly or indirectly guaranteed such Funded Indebtedness.

5.14 Litigation.

     (a) Except as disclosed on Schedule 5.14(a), there are no (i) Proceedings
                                ----------------
pending or, to the best knowledge of the Designated Stockholders, threatened against the Company or any of its Subsidiaries, whether at law or in equity, civil or criminal in nature, or before or by any Governmental Entity or arbitrator, nor, to the best knowledge of the Designated Stockholders, does there exist any basis therefor, or (ii) Orders of any Governmental Entity or arbitrator with respect to, involving or against the Company or any of its Subsidiaries. The Company and each of its Subsidiaries have delivered to the Purchaser all material documents and correspondence relating to the matters disclosed on Schedule 5.14(a).
             ----------------

     (b) Schedule 5.14(b) lists each matter described in Section 5.14(a) that
         ----------------
(i) resulted in any criminal sanctions against the Company or any of its Subsidiaries, or (ii) was in existence within the last five years and resulted in payments in excess of $10,000 by the Company or any of its Subsidiaries (whether as a result of a judgment, civil fine, settlement or otherwise).

5.15 Compliance with Laws.

     The Company and each of its Subsidiaries (a) have complied with, and are in compliance with, all Laws, Orders and Permits applicable to them and the Business, and (b) have all Permits used in or necessary for the conduct of the Business. All of the Permits referred to in the preceding sentence are listed on Schedule 5.15 and are in full force and effect. No violations with respect
   -------------
to any of the Permits listed on Schedule 5.15 have occurred or are or have been
                                -------------
recorded, and no Proceeding is pending or, to the best knowledge of the Designated Stockholders, threatened to revoke or limit any such Permits. No investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the best knowledge of the Designated Stockholders, threatened, nor has any Governmental Entity notified the Company or any of its Subsidiaries of its intention to conduct the same. To the best knowledge of the Designated Stockholders, there is no proposed change in any applicable Law that would require the Company or any of its Subsidiaries to obtain any Permit not listed on Schedule 5.15 in order to conduct the
                                   -------------
Business as presently conducted and as presently proposed to be conducted. Neither the Company nor any of its Subsidiaries has received any opinion or memorandum from legal counsel to the effect that it is exposed, from a legal standpoint, to any Liability or disadvantage that reasonably could be expected to be material to its business, financial condition, operations, property or affairs. To the best knowledge of the Designated Stockholders, there is no proposed Law that, if enacted, would prohibit or restrict the Company or any of its Subsidiaries from, or otherwise have a Material Adverse Effect on the Company and its Subsidiaries when taken as a whole in, conducting the Business in any jurisdiction in which the Company or any such Subsidiary is presently conducting business or is presently proposing to conduct business.

5.16 Insurance.

     (a) Schedule 5.16(a) contains a true, correct and complete list of all
         ----------------
policies of liability, theft, fidelity, life, fire, product liability, cargo, workers' compensation, health and other forms of insurance held by or on behalf of the Company or any of its Subsidiaries (specifying the insurer, amount of coverage, type of insurance, policy number and any pending claims thereunder). All such coverages have been maintained at all times during the course of the operation of the Business. To the best knowledge of the Designated Stockholders, the Company and each of its Subsidiaries is insured against all risks usually insured against by Persons conducting similar businesses and operating similar properties in the localities where the Business is conducted and the properties of the Company and its Subsidiaries are located, under policies of such types and in such amounts as are customarily carried by such Persons.

     (b) Except as set forth on Schedule 5.16(b), with respect to each policy
                                ----------------
of insurance listed on Schedule 5.16(a):  (i) all premiums with respect thereto
                       ----------------
are currently paid and are not subject to adjustment (except for those policies of insurance that are subject to adjustment in the ordinary course of business),
(ii) neither the Company nor any of its Subsidiaries is in default in any respect with respect to its respective obligations under such policy, (iii) to the best knowledge of the Designated Stockholders, no basis exists that would give any insurer under any such policy the right to cancel or unilaterally reduce or limit the stated coverages contained in such policy, (iv) there are no outstanding claims currently pending under such policy that reasonably could be expected to cause an increase in the insurance rates of the Company or any of its Subsidiaries, and no facts or circumstances exist that reasonably could be expected to relieve the insurer under such policy of its obligations to satisfy in full any claim thereunder, and (v) neither the Company nor any of its Subsidiaries has received any written or, to the best knowledge of the Designated Stockholders, oral notice that any such policy has been or shall be canceled or terminated or will not be renewed on substantially the same terms as are now in effect or that the premium on such policy shall be increased on the renewal thereof.

5.17 Labor Relations; Employees.

     (a)  Schedule 5.17(a) sets forth a list of all directors, officers and
          ----------------
persons considered by the Designated Stockholders to be key employees of the Company and each of its Subsidiaries as of the date hereof, together with their respective titles (if any) and positions held, their current compensation (including salary, wages, bonuses and commissions), and the respective dates on which they commenced employment. To the extent any such officer or key employee is on a leave of absence, Schedule 5.17(a) indicates the nature of such leave of
                          ----------------
absence and such officer's or key employee's anticipated date of return to active employment. No officer or key employee listed on Schedule 5.17(a) has
                                                         ----------------
given the Company or any of its Subsidiaries written or, to the best knowledge of the Designated Stockholders, oral notice, and, to the best knowledge of the Designated Stockholders, no officer or key employee listed on Schedule 5.17(a)
                                                              ----------------
has any plans or intends to terminate his or her employment with the Company or such Subsidiary. No former director, officer or person considered by the Designated Stockholders to be a key employee has left the service of the Company or any of its Subsidiaries within the last six months.

     (b)  Schedule 5.17(b) sets forth the aggregate number of employees, other
          ----------------
non-supervisory personnel, independent contractors and owner/operators that work for the Company or any of its Subsidiaries, specifying in the case of the Company and each such Subsidiary the number that belong to a union or are otherwise covered by an employment agreement or a collective bargaining agreement, identified by terminal location or facility.

     (c)  Except as set forth on Schedule 5.17(c), (i) each of the Company and
                                 ----------------
its Subsidiaries generally enjoys good relations with all of their respective employees, and there is no labor strike, dispute or grievance (other than minor complaints received from individual employees that, individually or in the aggregate, are not material to the Company or such Subsidiary), or work slowdown or stoppage actually pending or, to the best knowledge of the Designated Stockholders, threatened against or involving the Company or any of its Subsidiaries, and (ii) neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement, union Contract or similar agreement, no such Contract or agreement is currently being negotiated by the Company or any of its Subsidiaries, no labor union has taken any action with respect to organizing the employees of the Company or any of its Subsidiaries, and no representation question exists with respect to any such employees.

     (d) The Company, each of its Subsidiaries, and each of their respective ERISA Affiliates have complied in all respects with all Laws relating to the hiring and retention of all employees, leased employees and independent contractors relating to wages, hours, Company Employee Plans, workers' compensation, unemployment, equal opportunity, collective bargaining, and the payment of social security and other Taxes.

     (e)  Schedule 5.17(e) sets forth a true, correct and complete list of any
          ----------------
and all unfair labor practice charges or other Proceedings before the National Labor Relations Board, Equal Opportunity Employment Commission charges, employment discrimination lawsuits, wrongful discharge lawsuits, Occupational Safety and Health Administration citations and litigation, wage and hour charges and litigation, and employment related litigation that are presently pending, or to the best knowledge of the Designated Stockholders, threatened at law or in equity, involving the Company or any of its Subsidiaries. Schedule 5.17(e) also
                                                           ----------------
sets forth a true, correct and
complete list of those charges, lawsuits, citations, litigation and Proceedings falling within the above categories that have been settled or otherwise disposed of within the previous two years.

     (f)  Except as set forth in Schedule 5.17(f), neither the Company nor any
                                 ----------------
of its Subsidiaries is a joint employer or alter ego, as construed under the National Labor Relations Act, as amended, with or of any of its suppliers, distributors, customers or other Persons with which it has any Contract or other understanding or arrangement, including any owner/operator with whom the Company or any of its Subsidiaries has a Contract or other understanding or arrangement, or any other Person with which the Company or any of its Subsidiaries has a leasing arrangement (collectively referred to for the purposes of this Section 5.17(f) as "Third Parties"), and no Third Parties are alter egos of the Company
            -------------
or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries (i) exercises management power or authority over the operations or personnel of any Third Party, (ii) supervises the employees of any Third Party, or (iii) is responsible for, or has the authority to establish, implement or effectively recommend the labor relations or employment policies or actions, including wages, hours, working conditions or any terms of employment, for any employee of any Third Party. There is no interchange of personnel, no common boards of directors and no common officers, managers or employees between the Company or any of its Subsidiaries and any Third Party. Neither the Company or any of its Subsidiaries provides any administrative services for any Third Party that are not required by Law or that are not provided in a bona fide, arms-length transaction at fair market value. Any administrative services provided by the Company or any of its Subsidiaries for any Third Party have been detailed on
Schedule 5.17(f).
----------------

     (g)  Except as set forth on Schedule 5.17(g), the Company's and each of its
                                 ----------------
Subsidiaries' Contracts and other understandings with owner/operators and independent contractors establish a bona fide arrangement where such individuals are independent contractors to, and are not employees of, the Company or any of its Subsidiaries, and there are not any disputes, claims, charges or allegations pending or, to the best knowledge of the Designated Stockholders, threatened at law or in equity before any Governmental Entity that challenges the independent contractor nature of such Contract or other understanding or arrangement.

5.18 ERISA Compliance.

     (a)  Schedule 5.18(a) contains a true, correct and complete list of all
          ----------------
Employee Benefit Plans of the Company and each of its Subsidiaries (collectively, the "Company Employee Plans"), (i) that cover any current or
                    ----------------------
former employees, contract employees, independent contractors or consultants of or to the Company or any of its Subsidiaries or any spouses, family members or beneficiaries thereof (A) that are maintained, sponsored or contributed to by the Company or any of its Subsidiaries or (B) with respect to which the Company or any of its Subsidiaries is obligated to contribute or has any Liability, or
(ii) with respect to which the Company or any of its Subsidiaries has any Liability on account of the maintenance or sponsorship thereof or contribution thereto by any present or former ERISA Affiliate of the Company or any of its Subsidiaries.

     (b)  Except as set forth on Schedule 5.18(b), with respect to each Company
                                 ----------------
Employee Plan:

          (i) such Company Employee Plan has been established, maintained, operated and administered in accordance with its terms and in substantial compliance with ERISA, the Code, and all other applicable Laws (including with respect to reporting and disclosure), and the Company has not received any notice from any Governmental Entity that the operation of such Company Employee Plan violated any such Laws;

          (ii) all required, declared or discretionary (consistent with past practice) payments, premiums, contributions, reimbursements or accruals for all periods ending prior to or as of the date hereof have been made or properly accrued on the Latest Balance Sheet, or with respect to accruals properly made after the Latest Balance Sheet Date, on the books and records of the Company or its Subsidiaries and all amounts withheld from employees have been timely deposited into the appropriate trust or account;

          (iii) there is no unfunded Liability relating to such Company Employee Plan that is not reflected on the Latest Balance Sheet, or with respect to accruals properly made after the Latest Balance Sheet Date, on the books and records of the Company or its Subsidiaries;

          (iv) neither the Company, any of its Subsidiaries, any of their respective ERISA Affiliates, nor any other "disqualified person" or "party in interest" (as such terms are defined in Section 4975 of the Code and Section 3(14) of ERISA, respectively) with respect to such Company Employee Plan, has breached the fiduciary rules of ERISA or, to the best knowledge of the Designated Stockholders, engaged in a prohibited transaction that could subject any of the foregoing Persons to any Tax or penalty imposed under Section 4975 of the Code or Section 502(i), Section 502(j) or Section 502(l) of ERISA;

          (v) no Proceeding (other than routine claims for benefits) is pending or, to the best knowledge of the Designated Stockholders, threatened against or relating to such Company Employee Plan or any fiduciary thereof, and there is, to the best knowledge of the Designated Stockholders, no basis for any such Proceeding against any such Company Employee Plan;

          (vi) each Company Employee Plan, if intended to be "qualified" within the meaning of Section 401(a) of the Code, has been determined by the Internal Revenue Service to be so qualified and the related trusts are exempt from Tax under Section 501(a) of the Code, and nothing has occurred that, to the best knowledge of the Designated Stockholders, has or reasonably could be expected to adversely affect such qualification or exemption;

          (vii) except as may be required under Laws of general application, no Company Employee Plan obligates the Company or any of its Subsidiaries to provide any employee or former employee, or their spouses, family members or beneficiaries, any post-employment or post-retirement health or life insurance, accident or other "welfare-type" benefits;

          (viii) each such Company Employee Plan that is subject to the requirements of the Consolidated Omnibus Budget Reconciliation of 1985, as amended ("COBRA"), and the Health Insurance Portability and Accountability
               -----
     Act, as amended ("HIPAA"), has been maintained in compliance with COBRA and
                       -----
     HIPAA, including all notice requirements, and no Tax payable on account of
     Section 4980B or any other Section of the Code has been or is expected to be incurred;

          (ix) neither the Company, any of its Subsidiaries, nor any of their respective ERISA Affiliates is or has ever maintained or been obligated to contribute to a Multiemployer Plan (as defined in Section 3(37) of ERISA), a Multiple Employer Plan (as defined in Section 413 of the Code), or a Defined Benefit Pension Plan (as defined in Section 3(35) of ERISA);

          (x) no benefit payable or that may become payable by the Company, any of its Subsidiaries or any or their respective ERISA Affiliates pursuant to such Company Employee Plan will constitute an "excess parachute payment" within the meaning of Section 280G of the Code, which is or may be subject to the imposition of a Tax under Section 4999 of the Code or that would not be deductible by reason of Section 280G of the Code;

          (xi) each such Company Employee Plan that is intended to meet the requirements of Section 125 of the Code meets such requirements and each program of benefits for which employee contributions are provided pursuant to elections made under such Company Employee Plan meets the requirements of the Code applicable thereto;

          (xii) there has not been any act or omission by the Company, any of its Subsidiaries, or any of their respective ERISA Affiliates that has given rise to or reasonably could be expected to give rise to any fines, penalties or related charges under ERISA or the Code for which the Company, any of its Subsidiaries or any of their respective ERISA Affiliates reasonably could be expected to be liable;

          (xiii) all reporting and disclosure obligations imposed under ERISA and the Code have been satisfied with respect to each Company Employee Plan for periods completed prior to the Closing;

          (xiv) neither the Company nor any of its Subsidiaries has made or agreed to make, nor are they required to make (in order to bring any Company Employee Plan into compliance with ERISA or the Code) any changes in benefits that would materially increase the costs of maintaining any Company Employee Plan, other than amendments required in connection with the termination of the ESOP and the ESOT, and amendments required by the Uruguay Round Agreements Act, the Uniformed Services Employment and Reemployment Rights Act, the Small Business Job Protection Act of 1996, and the Taxpayer Relief Act of 1997;

          (xv) the Company and each of its Subsidiaries, as applicable, for periods completed prior to the Closing, have timely deposited and transmitted all amounts withheld from employees for contributions or premium payments for each Company Employee Plan into the appropriate trusts or accounts;

          (xvi) each Company Employee Plan that allows loans to plan participants has been operated in accordance with its terms, the plan's written loan policy and all applicable laws; all outstanding loans from such Company Employee Plans are current as of the Closing Date; and there are no loans in default;

          (xvii) each Employee Plan has been established and, prior to the Closing, has been operated for the exclusive benefit of the participants and beneficiaries of such Employee Plan; and

          (xviii) each Employee Plan that holds employer securities has, since its establishment and prior to the Closing, satisfied the requirements of
     Section 401(a)(28) of the Code.

     (c) The Purchaser has been provided with true, correct and complete copies, to the extent applicable, of all documents pursuant to which each Company Employee Plan is maintained and administered, the two most recent annual reports (Form 5500 and attachments) and financial statements therefor, all governmental rulings, determinations and opinions (and pending requests therefor), and, if any Company Employee Plan provides post-employment or post-retirement health and life insurance, accident or other "welfare-type" benefits, the most recent valuation of the present and future obligations under such Company Employee Plan. The foregoing documents, when taken together, reflect in all material respects all of the terms of such Company Employee Plan (including any agreement or provision that would limit the ability of the Company or any of its Subsidiaries to make any prospective amendments or to terminate such Company Employee Plan).

5.19 Environmental Matters.

     (a)  Except as set forth on Schedule 5.19(a), neither the Company, any of
                                 ----------------
its Subsidiaries, or any of their respective Affiliates has received any written or, to the best knowledge of the Designated Stockholders, oral notice, report or other information (i) regarding any actual or alleged violation of any Environmental, Health and Safety Laws, or any Liabilities, including any investigatory, remedial or corrective obligations, relating to (A) the Company, any of its Subsidiaries, any of their respective Affiliates, or any of their respective predecessors, (B) the Business, or (C) any of the Company's or any of its Subsidiaries' currently or formerly owned or leased properties or operations, or (ii) that the Company or any of its Subsidiaries is potentially responsible under any Environmental, Health and Safety Laws for response costs, corrective action or natural resource damages, as those terms are defined under the Environmental, Health and Safety Laws, at any location.

     (b)  Schedule 5.19(b) sets forth a true, correct and complete list of all
          ----------------
properties and facilities previously owned, leased or operated by the Company, any of its Subsidiaries, or any of their respective predecessors at any time (together with the Leased Properties, the "Covered Properties"). There has been
                                           ------------------
no release, discharge, spill or disposal of any substance at any of the Covered Properties so as to give rise to any Liability of the Company or any of its Subsidiaries under any Environmental, Health and Safety Laws. Except as set forth on Schedule 5.19(b), there is not now, nor has there ever been, any
         ----------------
asbestos-containing material in any form or condition, underground storage tank, above-ground storage tank, landfill, waste pile, surface impoundment, disposal area, or article of equipment containing polychlorinated biphenyls on or at any of the Covered Properties during the time of the Company's, or any of its Subsidiaries', or any of their respective predecessors-in-interests' use, operation, maintenance or ownership thereof.

     (c) Neither the Company, any of its Subsidiaries, any of their respective Affiliates, nor any of their respective predecessors has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or released any substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to Liability pursuant to any Environmental, Health and Safety Laws, including any Liability for response costs, corrective action costs, personal injury, property damage, natural resources damage or attorney fees, or any investigative, corrective or remedial obligations pursuant to any Environmental, Health and Safety Laws.

     (d) No facts, events or conditions relating to the past or present operations of the Company, any of its Subsidiaries, any of their respective Affiliates, any of their respective predecessors, or any of the Covered Properties will prevent, hinder or limit continued compliance by the Company or any of its Subsidiaries with any Environmental, Health and Safety Laws, or give rise to any investigative, corrective or remedial obligations pursuant to any Environmental, Health and Safety Laws, or give rise to any other Liability pursuant to any Environmental, Health and Safety Laws, including any relating to on-site or off-site releases or threatened releases of materials, substances or wastes, personal injury, property damage or natural resources damage.

     (e) Neither this Agreement nor the consummation of the transactions contemplated by this Agreement or any of the Related Documents will result in any obligations for site investigation or cleanup, or notification to or consent of any Governmental Entity or other third party, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental, Health and Safety Laws.

     (f) The Company has provided the Purchaser with true, correct and complete copies of all reports and studies within the possession or control of the Company and its Subsidiaries with respect to past and present environmental conditions or events at any of the Covered Properties (all of which are listed on Schedule 5.19(b)), and, to the best knowledge of the Designated Stockholders,
   ----------------
there are no other environmental reports or studies with respect thereto.

5.20 Brokers.

     Neither the Company nor any of its Subsidiaries has employed any broker or finder or incurred any Liability for any brokerage fees, commissions or finders' fees or similar compensation or transaction based payments in connection with the transactions contemplated by this Agreement or any of the Related Documents.

5.21 Related Party Transactions.

     Except as set forth on Schedule 5.21, and except for compensation to bona
                            -------------
fide employees of any of the Company and its Subsidiaries for services rendered in the ordinary course of business, consistent with past practice, no current or former Affiliate of the Company or any of its Subsidiaries or any "Associate" (as defined in the rules promulgated under the Exchange Act) of any thereof, is now, or has been during the last five fiscal years, (i) party to any transaction or Contract with the Company or any of its Subsidiaries (including any Contract or other understanding or arrangement providing for the furnishing of services by, or the rental of real or personal property from, or otherwise requiring payments to, any such Affiliate or Associate), or (ii) the direct or indirect owner of an interest in any Person that is a present or potential competitor, supplier or customer of the Company or any of its Subsidiaries (other than non-affiliated holdings in publicly held companies). Except as set forth on Schedule 5.21,
                                                             -------------
neither the Company nor any of its Subsidiaries is a guarantor or otherwise liable for any actual or potential Liability of its Affiliates or their Associates. Except as set forth on Schedule 5.21, neither the Company nor any of
                                   -------------
its Subsidiaries (x) owns or operates any vehicles, boats, aircraft, apartments or other residential or recreational properties or facilities for executive, administrative or sales purposes, or (y) owns or pays for any social club memberships, whether or not for the benefit of the Company, any of its Subsidiaries, and/or any of their respective executives.

5.22 Accounts and Notes Receivable.

     Except as set forth on Schedule 5.22, and except for allowances for
                            -------------
doubtful accounts reflected on the Latest Balance Sheet, all accounts receivable and notes receivable owing to the Company or any of its Subsidiaries as of the date hereof constitute, and as of the Closing shall constitute, valid and enforceable claims arising from bona fide transactions in the ordinary course of business, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and, to the best knowledge of the Designated Stockholders, there are no asserted claims, refusals to pay or other rights of set-off against any thereof. Except as set forth on Schedule 5.22 (including those items categorized as
                       -------------
"legal" on such Schedule), there is (i) no account debtor or note debtor (excluding those debtors attributable to RFI's "charter business," as defined on Annex IV) that is delinquent by more than thirty (30) days for payments due from
--------
such account debtor or note debtor in excess of $10,000 in the aggregate, (ii) no account debtor or note debtor attributable to RFI's "charter" business, as defined on Annex IV, that owes any payments to the Company or any of its
           --------
Subsidiaries that have been due for more than one hundred and twenty (120) days from the invoice date for any such payment, (iii) no account debtor or note debtor that has refused, or, to the best knowledge of the Designated Stockholders, threatened to refuse, to pay its obligations to the Company or its Subsidiaries, as the case may be, for any reason, or has otherwise made a claim of set-off or similar claim (other than in amounts not in excess of $5,000 per account debtor or note debtor, or $10,000 in the aggregate), and (iv) to the best knowledge of the Designated Stockholders, no account debtor or note debtor that owes the Company or any of its Subsidiaries amounts in excess of $10,000 in the aggregate is insolvent or bankrupt. Those items categorized as "legal" on
Schedule 5.22 constitute all items that (x) have been placed in the hands of
-------------
third party collection agents, (y) are owed by account debtors or note debtors with respect to whom bankruptcy or insolvency or other creditor protection proceedings have been commenced, and/or (z) are owed by account debtors or note debtors who have admitted to the Company an inability to pay all or any portion of any such accounts or notes at any time.

5.23 Bank Accounts; Powers of Attorney.

     Schedule 5.23 sets forth a true and complete list of (i) all bank accounts
     -------------
and safe deposit boxes of the Company and each of its Subsidiaries and all Persons who are signatories thereunder or who have access thereto, and (ii) the names of all Persons holding general or special powers of attorney from the Company or any of its Subsidiaries and a summary of the terms thereof (excluding ministerial powers of attorney granted to representatives of the Company or any of its Subsidiaries that are terminable at will).

5.24 Suppliers and Vendors.

     Except as set forth on Schedule 5.24, no material supplier or vendor to the
                            -------------
Company or any of its Subsidiaries has canceled or otherwise terminated, or, to the best knowledge of the Designated Stockholders, threatened to cancel or otherwise terminate, its relationship with the Company or any of its Subsidiaries or has decreased, limited or otherwise modified, or, to the best knowledge of the Designated Stockholders, threatened to decrease, limit or otherwise modify, the services, supplies or materials it provides to the Company or any of its Subsidiaries.

5.25 Customers.

     Except as set forth on Schedule 5.25, no customer of the Company or any of
                            -------------
its Subsidiaries to which more than $50,000 of annual sales were attributable during any of the preceding three fiscal years has notified the Company or any of its Subsidiaries that it intends, or, to the best knowledge of the Designated Stockholders, has threatened, to terminate or materially curtail its relationship and dealings with the Company or any of its Subsidiaries.

5.26 Conflicts of Interest.

     Neither the Company, any of its Subsidiaries, any Designated Stockholder, the ESOT nor any officer, employee, agent or other Person acting on their behalf has, directly or indirectly, given or agreed to give, any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business, consistent with past practice) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any Governmental Entity or other Person who was, is, or may be in a position to help or hinder the Business (or assist in connection with any actual or proposed transaction) that (i) might subject the Company or any of its Subsidiaries to any damage or penalty in any Proceeding, (ii) if not given in the past, would have resulted in a Material Adverse Effect on the Company and its Subsidiaries when taken as a whole, or (iii) if not continued in the future, reasonably could be expected to result in a Material Adverse Effect on the Company and its Subsidiaries when taken as a whole. There is not now, and there has never been, any employment by the Company or any of its Subsidiaries of, or beneficial ownership in the Company or any of its Subsidiaries by, any governmental or political official in any jurisdiction in which the Company or any of its Subsidiaries has conducted, presently is conducting, or presently is proposing to conduct business.

5.27 Year 2000.

     Neither the Company nor any of its Subsidiaries has experienced any effects within the Business as a result of the "Y2K" issue (that is, the risk that computer applications used by the

Company or any of its Subsidiaries may be unable to recognize and perform property date-sensitive functions involving certain dates prior to and any date after December 31, 1999). All computer applications used by the Company and each of its Subsidiaries that are material to the Business are able to perform properly date-sensitive functions for all dates before and after January 1, 2000.

5.28 Disclosure.

     The representations and warranties made and the other information provided by or on behalf of the Designated Stockholders and/or the ESOT in this Agreement, including the Schedules, Annexes, attachments and Exhibits hereto, do not contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained herein or therein, taken as a whole, in light of the circumstances in which they were made, not misleading.

                                  ARTICLE VI

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser represents and warrants to each of the Designated Stockholders as of the Closing as follows:

6.1  Organization; Corporate Authority.

     The Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has all requisite power and authority (corporate or otherwise) to own, lease and operate its assets and properties and to carry on its business as presently conducted and as presently proposed to be conducted. The Purchaser is duly qualified and in good standing to transact business as a foreign Person in those jurisdictions set forth on Schedule 6.1, which jurisdictions constitute all of the
             ------------
jurisdictions in which the failure to obtain such qualification would reasonably be expected to have a Material Adverse Effect on the Purchaser and its Subsidiaries when taken as a whole. The Seller has been furnished with true, correct and complete copies of the Purchaser's Charter Documents, in each case as amended and in effect on the date this representation is being made and is deemed made hereunder.

6.2  Authority; Authorization; Execution and Delivery; Enforceability; No
Conflict.

     (a) The Purchaser has all requisite power and authority (corporate and otherwise) to execute, deliver and perform its obligations under this Agreement and each Related Document to which it is or will be a party and to consummate the transactions contemplated hereby and thereby. The Purchaser's execution and delivery of this Agreement and each Related Document to which it is or will be a party, and the performance by the Purchaser of its obligations hereunder and thereunder, have been duly and validly authorized by all requisite action on the part of the Purchaser (including its Board of Directors and all committees thereof and its stockholders). This Agreement and each Related Document to which the Purchaser is or will be a party has been, or upon the Purchaser's execution hereof and thereof will be, duly and validly executed and delivered by the Purchaser and constitutes, or upon the Purchaser's execution and delivery hereof and thereof will constitute, a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors' rights and remedies generally, and, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

     (b)  Except as set forth on Schedule 6.2(b), neither the execution and
                                 ---------------
delivery by the Purchaser of, and performance of its obligations under, this Agreement or any of the Related Documents to which it is or will be a party, nor the consummation by the Purchaser of the transactions contemplated hereby or thereby, nor the compliance by the Purchaser with any of the provisions hereof or thereof, will (i) conflict with, or result in any violation of, or cause a default (with or without notice or lapse of time or both) under, any provision of the Purchaser's Charter Documents, (ii) conflict with, or result in any violation of, or cause a default (with or without notice or lapse of time or both) under, or give rise to any right of termination, amendment, cancellation or acceleration of any obligations contained in, or the loss of any benefit under, any term, condition or provision of any provision of any Contract to which the Purchaser is a party, or by which the Purchaser or any of its assets or properties is or may be bound, (iii) violate any Law applicable to the Purchaser, or (iv) result in an Encumbrance on or against any assets, rights or properties of the Purchaser, or on or against any capital stock or other securities of the Purchaser, or give rise to any claim against the Company, any of the Company's Subsidiaries, or the Purchaser (other than Encumbrances and claims arising out of or in connection with the Purchaser's credit and debt facilities).

6.3  Consents.

     No Permit, authorization, consent or approval of or by, or notification of or filing with, any Person (governmental or otherwise) is required for, as a result of, or in connection with the execution, delivery and performance by the Purchaser of this Agreement or any of the Related Documents to which it is or will be a party or the consummation of the transactions contemplated hereby or thereby (other than those that have been (or will timely be) obtained or made).

6.4  Brokers.

     The Purchaser has not employed any broker or finder or incurred any Liability for any brokerage fees, commissions or finders' fees or similar compensation or transaction based payments in connection with the transactions contemplated by this Agreement or any of the Related Documents.

6.5  SEC Reports.

     The Purchaser's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2000, and June 30, 2000, and current report on Form 8-K filed January 28, 2000, as amended, in each case as filed with the Commission (collectively, the "SEC Reports"), when taken together with the exhibits and schedules thereto,
     -----------
did not contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, in each case as of the date filed with the Commission, it being understood that any statement contained in the SEC Reports shall be deemed to have been modified or superseded for purposes hereof to the extent that a statement in any document included in the SEC Reports that was prepared or filed with the Commission on a later date modifies or replaces such statement, whether or not such later statement so states or provides. Since June 30, 2000, there has been no fact, event or occurrence that has had a Material Adverse Effect on the Purchaser and its Subsidiaries when taken as a whole.

                                  ARTICLE VII

                            COVENANTS AND AGREEMENTS

7.1  Public Announcements.

     From and after the date of this Agreement, each Designated Stockholder and the ESOT agrees that, except (i) as otherwise required by Law, and (ii) for disclosure to his, her or its respective directors, officers, employees, financial advisors, financing sources, legal counsel, independent certified public accountants or other agents, advisors or representatives on a need-to-know basis and with whom such party has a confidential relationship, he, she or it will not issue any reports, statements or releases, in each case pertaining to this Agreement or any Related Document to which he, she or it is a party or the transactions contemplated hereby or thereby, without the prior written consent of the Purchaser, which consent shall not unreasonably be withheld or delayed.

7.2  Non-Competition Covenant.

     (a) Each Designated Stockholder acknowledges and agrees that as a mutual condition to the respective obligations of the parties at the Closing, and as a material inducement to the Purchaser to enter into and perform its obligations hereunder and in consideration of the payments and other consideration to be received by the Designated Stockholders under this Agreement and the Related Documents, such Designated Stockholder shall not, without the prior written consent of the Purchaser, at any time during the period beginning on the Closing Date and ending on the fifth (or third with respect to Alan E. Baer and Matthew
R. Fleisig only) anniversary thereof (in each case, the "Restrictive Period"),
                                                         ------------------
(i) directly or indirectly engage in, represent in any way, or be connected with, any Competing Business (as defined below), whether such engagement shall be as a director, an officer, an owner, an employee, a partner, an Affiliate or other participant in such Competing Business, (ii) assist others in engaging in any Competing Business in the manner described in clause (i) above, (iii) induce any employees of the Purchaser or any of its Subsidiaries or other Affiliates, or any employees of the Company or any of its Subsidiaries, at any time during the Restrictive Period to terminate their employment with the Purchaser or any of its Subsidiaries or other Affiliates, or to terminate their employment with the Company or any of its Subsidiaries, or to engage in any Competing Business, or (iv) induce any customer, vendor or agent or any other Person with which the Purchaser or any or its Subsidiaries or other Affiliates, or with which the Company or any of its Subsidiaries, has a business relationship, contractual or otherwise, at any time during the Restrictive Period to terminate or alter such business relationship. This covenant is considered an integral part of this Agreement. The foregoing restriction shall not apply to a Designated Stockholder's ownership of publicly traded Securities that represent less than five percent (5%) of the ownership interests of the issuer.

        (b)  As used herein, the term "Competing Business" means (i) any
                                       ------------------
business conducted in (A) any county in the State of New York, and (B) every other state, province, or other political subdivision of the United States, Canada, Mexico, Japan, China or Europe that is engaged in the business of providing freight forwarding or freight transportation services or operating as a non-vessel operating common carrier, or (ii) any business described in the foregoing clause (i) if such business or the services or products provided or sold by it are competitive, directly or indirectly, with the Business on the date hereof or on the Closing Date (or with respect to which there are fixed plans on the date hereof or on the Closing Date for the provision or sale of the same by the Business). Anything contained in the immediately preceding sentence to the contrary notwithstanding, any entity that has separate divisions or business units, one or more of which are engaged in a business described above, will not be deemed a Competing Business with respect to those portions of such entity that are not engaged in a business described above so long as such Designated Stockholder's association with any such separate divisions or business units (fully taking into account his, her or its functions and the nature of his, her or its work at such division or business unit) does not involve existing customers of the Company or any of its Subsidiaries or relate in any material respect to that portion of such business that would be a Competing Business hereunder.

        (c) If, at the time of enforcement of this Section 7.2, a court holds that the restrictions stated herein are unreasonable under the circumstances then existing, the parties agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or geographical area. Additionally, with respect to each county in the State of New York, the covenant not to compete set forth in Section 7.2(a) is intended as a separate covenant with respect thereto. If any one of such covenants is declared invalid for any reason, such determination shall not affect the validity of the remainder of the covenants or any covenant covering territory other than the State of New York. The other covenants set forth in
Section 7.2(a) shall remain in effect as if the provision had been executed without the invalid covenants. The parties hereto hereby declare that they intend that the remaining covenants of the provision continue to be effective without any covenants that have been declared invalid. The parties hereto acknowledge that money damages would be an inadequate remedy for any breach of this Section 7.2. Therefore, in the event of a breach or threatened breach of this Section 7.2, the Purchaser and/or its successors or assigns may, in addition to other rights and remedies existing in its or their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this
Section 7.2 (without posting a bond or other security).

7.3  Disclosure of Information.

     (a)  As used in this Agreement, the term "Confidential Information" means,
                                               ------------------------
with respect to any Person, all information (whether written or oral) furnished (whether before or after the date hereof) by such Person or its owners, members, partners, directors, officers, employees, Affiliates, representatives (including its financial advisors, attorneys and accountants) or agents (collectively, "Representatives") to any other Person or its Representatives, and all analyses,
 ---------------
compilations, forecasts, studies or other documents prepared by such other Person or its Representatives in connection with the transactions contemplated by this Agreement that contain or reflect any such information; provided,
                                                                --------
however, that the term "Confidential Information" shall not include information
-------
that (i) is or becomes publicly available other than as a result of a disclosure by any Person or its Representatives in violation of this Agreement, or (ii) is or becomes available to such other Person on a non-confidential basis from a source that is not prohibited from disclosing such information by any legal, contractual or fiduciary obligation; provided further, however, that for
                                            -------- -------  -------
purposes of this Section 7.3, from and after the Closing, Confidential Information of the Company or any of its Subsidiaries shall be deemed Confidential Information of the Purchaser and shall, as of such time, no longer be deemed Confidential Information of the Company or such Subsidiaries, as applicable.

        (b) Each of the Designated Stockholders and the ESOT will keep all Confidential Information of the Purchaser, the Company and each of their respective Subsidiaries confidential and will not (except as required by applicable Law, regulation or legal process, and then only after compliance with the last sentence of this Section 7.3(b)), without the prior written consent of the Purchaser, disclose any of such Confidential Information in any manner whatsoever, directly or indirectly, and will not use any Confidential Information of the Purchaser, the Company or any of their respective Subsidiaries except for the purposes contemplated by this Agreement; provided,
                                                                     --------
however, that the Designated Stockholders and the ESOT may reveal Confidential
-------
Information of the Purchaser, the Company and each of their respective Subsidiaries to his, her or its Representatives (i) who need to know such Confidential Information for the purposes contemplated by this Agreement, (ii) who are informed by such Designated Stockholder or the ESOT, as the case may be, of the confidential nature of the Confidential Information, and (iii) who agree to act in accordance with the terms of this Section 7.3(b). Each Designated Stockholder and the ESOT will cause his, her or its Representatives to observe the terms of this Section 7.3(b), and will be responsible for any breach hereof by any of his, her or its Representatives. In the event that any Designated Stockholder or the ESOT, or any of their respective Representatives, is requested pursuant to, or required by, applicable Law, regulation or legal process to disclose any Confidential Information of the Purchaser, the Company or any of their respective Subsidiaries, such Designated Stockholder or the ESOT, as the case may be, will notify the Purchaser promptly so that it may seek a protective order or other appropriate remedy or, in its sole and absolute discretion, waive compliance with the terms of this Section 7.3(b). In any event, such Designated Stockholder or the ESOT, as the case may be, will furnish only that portion of the Confidential Information of the Purchaser, the Company or such Subsidiary that he, she or it is advised by counsel is legally required and will exercise all commercially reasonable efforts to obtain reliable assurance, to the extent it is possible to obtain the same, that confidential treatment will be afforded to such Confidential Information.

        (c) Each of the Designated Stockholders and the ESOT, as the case may be, recognizes and acknowledges that a breach of his, her or its covenants in this Section 7.3 will cause irreparable and material loss and damage to the Purchaser, the Company and/or their respective Subsidiaries, as the case may be, the amount of which cannot be determined readily and as to which Purchaser, the Company and/or their respective Subsidiaries, as the case may be, will not have an adequate remedy at law or in damages. Accordingly, in addition to any remedy Purchaser, the Company and/or their respective Subsidiaries, as the case may be, may have in damages by an action at law, Purchaser, the Company and/or their respective Subsidiaries, as the case may be, shall be entitled to the issuance of an injunction restraining any such breach or threatened breach or any other remedy at law or in equity for any such breach.

7.4  Use of Proprietary Name.

     From and after the Closing, neither any Designated Stockholder nor the ESOT shall use the names "RFI," "RFI Group," "RF Holding," "RF International," "Robbins Fleisig Forwarding," "RF Container," "RF Consultants," "Robbins Fleisig Customs," "RF Acquisition," "RF," "Ocean World Lines," "Ocean World Lines Europe," "Ocean World Lines Hamburg," "Ocean World Lines Bremen," "Ocean World Lines France," "Ocean World Lines Ipswich," "Ocean World Lines Japan," "OWL," "International Logistics," "R.A. Leslie," "Sea Express," or any derivation thereof for any purpose, other than on the face of such Designated Stockholder's resume, a job application for such Designated Stockholder or any other non-commercial purpose.

7.5  Certain Employee Matters.

     On the Closing Date the employees of the Company and each of its Subsidiaries that are actively employed by the Company or such Subsidiaries in the Business on the Closing Date shall continue their employment on terms and conditions reasonably comparable to those provided by the Company or such Subsidiaries prior to the Closing Date (any such employees who continue their employment being referred to herein as the "Hired Employees"), and the Purchaser
                                            ---------------
initially shall provide benefits to the Hired Employees, effective as to group health insurance benefits on the Closing Date and effective as to other employee benefits as soon as practicable after the Closing Date, in each case that are reasonably comparable on an overall basis to the benefits provided by the Company or such Subsidiaries prior to the Closing Date to such employees, subject in the case of the Management Stockholders to the terms and conditions of their respective Employment Agreements, as applicable, entered into at the Closing. In addition, for purposes of participating in the Purchaser's 401(k) plan, each Hired Employee shall receive credit for his or her continuous employment services provided to the Company or its Subsidiaries up to and including the Closing Date. Nothing contained in this Agreement shall confer upon any Hired Employee any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement, including any right to employment or continued employment or to any benefits that may be provided, directly or indirectly, under any employee benefit plan, policy or arrangement of the Purchaser, nor shall anything contained in this Agreement constitute a limitation on or restriction against the right of the Purchaser to amend, modify or terminate any such plan, policy or arrangement at any time and from time to time.

7.6  Tax Covenants.

     (a)  Post-Closing Returns.
          --------------------

             (i) After the Closing, the Purchaser shall prepare and file, or cause to be prepared and filed, all Tax Returns required to be filed by or with respect to each of the Company and its Subsidiaries for all periods ending on, before or including the Closing Date and with due dates (including extensions) after the Closing Date (collectively, the "Post-
                                                                       ----
     Closing Returns").  The Purchaser shall provide the Stockholders'
     ---------------
     Representative with a draft of each Post-Closing Return at least ten (10) days prior to the filing thereof and shall make any changes requested by the Stockholders' Representative so long as such changes either (A) do not adversely affect positions that the Purchaser may be entitled to take in any future Tax Returns or (B) are consistent with the Company's and its Subsidiaries' Tax Returns filed prior to the Closing Date; provided that
                                                                --------
     the Stockholders'

     Representative shall notify the Purchaser of any proposed changes within five (5) days after its receipt of such draft Tax Return; and provided
                                                                   --------
     further that any requested changes shall be both reasonable and proper, as
     -------
     reasonably determined by the Purchaser.

          (ii) At least three (3) Business Days prior to the due date of any payment of Taxes required to be made with respect to any Post-Closing Return, the Stockholders jointly and severally shall pay to the Purchaser, in cash, an amount equal to the amount by which the portion of any such payment that is attributable to any period ending on or prior to the Closing Date exceeds the accrual for currently payable Taxes shown on the Closing Balance Sheet (to the extent such accrual has not otherwise been applied to any prior amounts payable by the Stockholders hereunder).

          (iii) In the event the Company receives a refund after the Closing Date that is attributable to a Tax Return filed for a period ending on or prior to the Closing Date, the Purchaser, within ten (10) Business Days after its receipt of such refund, shall pay to the Stockholders' Representative, in cash, an amount equal to such refund; provided, however,
                                                              --------  -------
     that the Purchaser shall not be obligated to make any payment pursuant to this Section 7.6(a)(iii) if the Stockholders are not in full compliance with their respective obligations set forth in this Section 7.6. In the event a payment is made to the Stockholders' Representative pursuant to this Section 7.6(a)(iii), the Stockholders' Representative then shall be responsible for distributing such amount to the Stockholders, pro rata based upon the amount of the Closing Payment received by each Stockholder.

     (b)  Section 338 Election. Each of the Purchaser, the Company and the
          --------------------
Stockholders hereby agrees not to make, or cause to be made, any election under
Section 338 of the Code with respect to the transactions contemplated hereby.

7.7  UCC-3 Termination Statements.

     Each of the Designated Stockholders and the ESOT hereby covenant and agree that he, she or it, at their own expense, shall use all commercially reasonable efforts to cause, as soon as practicable after the Closing, each Person from whom the Company or any of its Subsidiaries has borrowed money (or guaranteed the debt associated with such borrowing), or to whom such Person is otherwise obligated with respect to any Encumbrance on or affecting any asset, property or right of the Company or any of its Subsidiaries, or with whom the Company or any of its Subsidiaries has entered into a lease or similar Contract, to execute and file such UCC-3 termination statements and/or other similar instruments evidencing the satisfaction of such indebtedness or other obligation, satisfaction of judgment or termination documents in each jurisdiction where evidence of such borrowing, guarantee, obligation, lease or similar Contract set forth on Schedule 7.7; provided, however, that the Designated Stockholders and
         ------------  --------  -------
the ESOT shall not be required to comply with this Section 7.7 with respect to any lease or similar Contract that has not been terminated by the parties thereto or that has not expired by its terms.

7.8  Stockholders' Representative.

     The Designated Stockholders and the ESOT hereby agree among themselves (without prejudice to or affecting in any way the rights provided in this Agreement or otherwise to the Purchaser) as follows:

     (a)  Appointment.  The Designated Stockholders and the ESOT, for
          -----------
themselves and their personal representatives and other successors, hereby constitute and appoint Alan E. Baer to act as their agent in the capacity as Stockholders' Representative, with full power and authority, except as otherwise expressly provided in this Agreement, in the name of and for and on behalf of the Designated Stockholders and the ESOT, to take all action required or permitted under this Agreement to be taken by the Stockholders' Representative (including the giving and receiving of all accountings, reports, notices, waivers and consents). In the event of the death, physical or mental incapacity, or resignation of Alan E. Baer or any successor Stockholders' Representative, the Designated Stockholders (acting by a majority in interest based on the Percentage Interests set forth on Annex III) and the ESOT shall promptly appoint
                                  ---------
a substitute or substitutes and shall advise the Purchaser in writing thereof. The authority conferred under this Section 7.8(a) is an agency coupled with an interest and all authority conferred hereby is irrevocable and not subject to termination by the Designated Stockholders, or any of them, or the ESOT, or by operation of law, whether by the death or incapacity, or the bankruptcy or insolvency, or the dissolution or liquidation, of any Designated Stockholder, the termination of any trust or estate, or the occurrence of any other event. If any Designated Stockholder should die or become incapacitated, or become or be declared bankrupt or insolvent, or be dissolved or liquidated, or if any trust or estate should terminate, or if any other such event should occur, any action taken by the Stockholders' Representative pursuant to this Section 7.8(a) shall be as valid as if such death or incapacity, or bankruptcy or insolvency, or dissolution or liquidation, or termination or other event had not occurred, regardless of whether or not the Stockholders' Representative or the Purchaser shall have received notice thereof.

     (b)  Reliance by Stockholders' Representative.  The Stockholders'
          ----------------------------------------
Representative shall be entitled to rely, and shall be fully protected in relying, upon any statements furnished to him, her or it by any Designated Stockholder, the ESOT or the Company, or any other evidence deemed by the Stockholders' Representative to be reliable, and the Stockholders' Representative shall be entitled to act on the advice of counsel selected by him, her or it. The Stockholders' Representative shall be fully justified in failing or refusing to take any action under this Agreement unless he, she or it shall have received such advice or concurrence of the Designated Stockholders and/or the ESOT as he, she or it deems appropriate or he, she or it shall have been expressly indemnified to his, her or its satisfaction by the Designated Stockholders severally according to their respective Percentage Interests against any and all Liability and expense that the Stockholders' Representative may incur by reason of taking or continuing to take any such action. The Stockholders' Representative shall in all cases be fully protected in acting, or refraining from acting, under this Agreement in accordance with a request of Designated Stockholders whose aggregate Percentage Interests equal or exceed fifty-one percent (51%), and such request, and any action taken or failure to act pursuant thereto, shall be binding upon all of the Designated Stockholders and the ESOT.

     (c)  Expenses of Representative.  The Stockholders' Representative shall
          --------------------------
be entitled to retain counsel and to incur such expenses (including litigation expenses) as the Stockholders' Representative deems to be necessary or appropriate in connection with his, her or its performance of his, her or its obligations under this Agreement, and all such fees and expenses (including reasonable attorneys' fees) incurred by the Stockholders' Representative shall be borne by the Stockholders, pro rata in accordance with the "Purchase Price Allocation" set forth on Annex I.
                         -------

     (d)  Indemnification.  The Designated Stockholders hereby agree severally
          ---------------
to indemnify the Stockholders' Representative (in his, her or its capacity as such) ratably according to their respective Percentage Interests against, and to hold the Stockholders' Representative (in his, her or its capacity as such) harmless from, any and all Liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of whatever kind that may at any time be imposed upon, incurred by or asserted against the Stockholders' Representative in such capacity in any way relating to or arising out of his, her or its action or failure to take action pursuant to this Agreement or in connection herewith or therewith in such capacity; provided,
                                                                   --------
however, that no Designated Stockholder shall be liable for the payment of any
-------
portion of such Liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Stockholders' Representative.

                                 ARTICLE VIII

                       SIMULTANEOUS CLOSING OBLIGATIONS

8.1  Closing Obligations of the Designated Stockholders and the ESOT.

     At the Closing, the Designated Stockholders and the ESOT shall cause the following documents and certificates to be executed and delivered to the
Purchaser:

     (a)  Opinion of the Individual Stockholders' Counsel.  The Designated
          -----------------------------------------------
Stockholders shall cause Siller Wilk LLP, counsel for the Company and the Individual Stockholders, to deliver to the Purchaser an opinion, dated the Closing Date, substantially in the form of Exhibit A attached hereto.
                                           ---------

     (b)  Opinion of the Individual Stockholders' Special Counsel.  The
          -------------------------------------------------------
Designated Stockholders shall cause Eckert Seamans Cherin & Mellott, LLC, special counsel for the Company and the Individual Stockholders, to deliver to the Purchaser an opinion, dated the Closing Date, substantially in the form of Exhibit B attached hereto.
---------

     (c)  Consents and Approvals.  The Designated Stockholders and the ESOT
          ----------------------
shall deliver to the Purchaser duly executed copies of all consents and approvals required for or in connection with (i) the execution and delivery by the Company, each Designated Stockholder and the ESOT of this Agreement and each of the Related Documents to which each of them is a party, and the consummation of the transactions contemplated hereby and thereby, in form and substance reasonably satisfactory to the Purchaser and its counsel, and (ii) the continued conduct of the Business as previously conducted (including any consent identified on Schedule 5.3), in form and substance reasonably satisfactory to
              ------------
the Purchaser and its counsel.

     (d)  Delivery of the Shares.  The Stockholders shall deliver to the
          ----------------------
Purchaser all of the Shares in accordance with Section 1.4.

     (e)  Related Documents.  The Designated Stockholders and the ESOT shall
          -----------------
cause each of the following documents (each, a "Related Document," and
                                                ----------------
collectively, the "Related Documents") to be executed and/or delivered by the
                   -----------------
Designated Stockholders (and, if applicable, the Company) that are parties thereto at the Closing:

          (i)    General Release.  Each of the Designated Stockholders shall
                 ---------------
     execute and deliver a General Release in favor of the Company and each of its Subsidiaries substantially in the form of Exhibit C attached hereto
                                                   ---------
     (the "General Release");
           ---------------

          (ii)   Baer Employment Agreement.  Alan E. Baer shall execute and
                 -------------------------
     deliver an employment agreement with the Company substantially in the form of Exhibit D attached hereto;
        ---------

          (iii)  Baer Option Agreements.  Alan E. Baer and the Purchaser
                 ----------------------
     shall execute and deliver option agreements substantially in the form of

     Exhibit E attached hereto (collectively, the "Baer Option Agreements");
     ---------                                     ----------------------

          (iv)   Robbins Employment Agreement.  Mitchel Robbins shall execute
                 ----------------------------
     and deliver an employment agreement with the Company substantially in the form of Exhibit F attached hereto;
             ---------

          (v)    Robbins Option Agreements.  Mitchel Robbins and the Purchaser
                 -------------------------
     shall execute and deliver option agreements substantially in the form of

     Exhibit G attached hereto (collectively, the "Robbins Option Agreements");
     ---------                                     -------------------------

          (vi)   Fleisig Employment Agreement.  Matthew R. Fleisig shall
                 ----------------------------
     execute and deliver an employment agreement with the Company substantially in the form of Exhibit H attached hereto; and
                    ---------

          (vii)  Fleisig Option Agreements.  Matthew R. Fleisig and the
                 -------------------------
     Purchaser shall execute and deliver option agreements substantially in the form of Exhibit I attached hereto (collectively, the "Fleisig Option
             ---------                                     --------------
     Agreements").
     ----------

     (f)  Seller Certificates.  The Designated Stockholders and the ESOT shall
          -------------------
cause each of the following certificates to be executed and/or delivered, as the case may be, by the Person who or which is the subject thereof:

          (i) a certificate of the secretary of the Company, dated as of the Closing Date, certifying (A) that true, correct and complete copies of the Company's Charter Documents as in effect on the Closing Date are attached thereto, (B) as to the incumbency and genuineness of the signatures of each officer of the Company executing the Related Documents on behalf of the Company; (C) the genuineness of the resolutions (attached thereto) of the board of directors or similar governing body of the Company authorizing the execution, delivery and performance of the Related Documents to which the Company is a party and the consummation of the transactions contemplated hereby and thereby, and (D) that each of the Company and its Subsidiaries is duly qualified and in good standing to transact business as a foreign Person in those jurisdictions set forth on Schedule 5.1;
                                                ------------

          (ii) a certificate of the secretary of each of the Company's Subsidiaries, dated as of the Closing Date, certifying that true and complete copies of such Subsidiary's Charter Documents as in effect on the Closing Date are attached thereto;

          (iii) certificates dated within ten (10) days of the Closing Date of the secretaries of state of the states in which the Company and each of its three (3) United States Subsidiaries is organized, certifying as to the good standing and non-delinquent Tax status of such Person;

          (iv) certificates dated on or after June 27, 2000, of the secretaries of state of the states in which the Company and each of its United States Subsidiaries is qualified to do business, certifying as to the good standing and non-delinquent Tax status of such Person;

          (v) certificates dated within ten (10) days of the Closing Date of a government official of the countries in which each of the Company's foreign Subsidiaries is organized and qualified to do business, certifying as to the good standing of such Person; and

          (vi) certificates of each Designated Stockholder, the ESOT and a principal executive officer of the Company, each dated as of the Closing Date, certifying that such Designated Stockholder, the ESOT and the Company, as applicable, are not foreign persons within the meaning of
     Section 1445 of the Code.

     (g)  Fairness Opinion.  The ESOT Trustee is delivering to the Purchaser a
          ----------------
copy of the written opinion of Valuemetrics, Inc. finding (i) the consummation of the transactions contemplated by this Agreement as fair to the ESOP and the ESOT from a financial point of view, and (ii) the portion of the Purchase Price being paid at the Closing for the ESOT's Shares to constitute adequate consideration and not to be less than the fair market value of such Shares as of the Closing Date.

     (h)  Opinion of the ESOT's Counsel.  The Designated Stockholders and the
          -----------------------------
ESOT shall cause The Law Offices of Robert F. Schatz, Esq., counsel for the ESOT and the ESOT Trustee, to deliver to the Purchaser an opinion, dated the Closing Date, substantially in the form of Exhibit J attached hereto.
                                   ---------

8.2  Closing Obligations of the Purchaser.

     At the Closing, the Purchaser shall cause the following documents and certificates to be executed and delivered to the Designated Stockholders and the
ESOT:

     (a)  Opinion of the Purchaser's Counsel.  The Purchaser shall cause
          ----------------------------------
Holland & Knight LLP, counsel for the Purchaser, to deliver to the Stockholders' Representative an opinion, dated the Closing Date and addressed to the Designated Stockholders and the ESOT, substantially in the form of Exhibit K
                                                                   ---------
attached hereto.

     (b)  Consents and Approvals.  The Purchaser shall deliver to the
          ----------------------
Stockholders' Representative duly executed copies of all consents and approvals required for or in connection with the execution and delivery by the Purchaser of this Agreement and each of the Related Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, in form and substance reasonably satisfactory to the Stockholder's Representative.

     (c)  Related Documents.  The Purchaser shall cause each of the Related
          -----------------
Documents to which the Purchaser is a party to be executed and/or delivered by the Purchaser at the Closing.

     (d)  Purchaser Certificates.  The Purchaser shall cause each of the
          ----------------------
following certificates to be executed and/or delivered, as the case may be, by the Person who or which is the subject thereof:

          (i) a certificate of the secretary of the Purchaser, dated as of the Closing Date, certifying (A) that true, correct and complete copies of the Purchaser's Charter Documents as in effect on the Closing Date are attached thereto, (B) as to the incumbency and genuineness of the signatures of each officer of the Purchaser executing this Agreement and the Related Documents on behalf of the Purchaser; and (C) the genuineness of the resolutions (attached thereto) of the board of directors or similar governing body of the Purchaser authorizing the execution, delivery and performance of this Agreement and the Related Documents to which the Purchaser is a party and the consummation of the transactions contemplated hereby and thereby; and

          (ii) certificates dated within ten (10) days of the Closing Date of the secretary of state of the state in which the Purchaser is organized, certifying as to the good standing and non-delinquent Tax status of the Purchaser in such state.

     (e)  Funded Indebtedness.  The Purchaser shall satisfy in full the Funded
          -------------------
Indebtedness at the Closing, it being understood and agreed however that the amount of the Funded Indebtedness required to be repaid or refinanced by the Purchaser at the Closing will not be greater than the amount thereof taken into account in computing the Purchase Price and, unless otherwise required by applicable Law, will not be treated as consideration paid to the Stockholders for Tax purposes.

                                  ARTICLE IX

                                INDEMNIFICATION

9.1  Generally.

     (a) Subject to the further provisions of this Article IX, the Seller Indemnifying Persons jointly and severally shall indemnify the Purchaser Indemnified Persons for, and hold each of them harmless from and against, any and all Purchaser Losses arising from or in connection with any of the following:

          (i) the untruth, inaccuracy or breach of any representation or warranty of the Designated Stockholders contained in this Agreement (other than Article IV) or any Related Document or in any certificate delivered by the Designated Stockholders in connection herewith or therewith at or before the Closing (or any facts or circumstances constituting any such untruth, inaccuracy or breach);

          (ii) the breach of any covenant or agreement of the Designated Stockholders contained in this Agreement or any Related Document;

          (iii) any Liability the facts and circumstances underlying which are caused solely by the operation of the Company or the Business at or before the Closing (including any Liability resulting from the pre-Closing termination of any of the Company's employees and any Liability arising under Environmental, Health and Safety

     Laws) (but excluding, however, Liabilities expressly and properly reflected and reserved against on the Financial Statements and Liabilities expressly disclosed in this Agreement or on the Schedules attached hereto);

          (iv) the creation, maintenance and operation of the ESOP and the ESOT, including the issuance and sale to the ESOT of securities of the Company and the repurchase or redemption from the ESOT or any of the participants therein, or other retirement or cancellation of, securities of the Company held of record or beneficially by the ESOT or any of the participants therein;

          (v) any Liability arising from or connected with the Company's or any of its Subsidiaries' termination of its sales agent in Rotterdam, as more particularly described on Schedule 5.14(a);
                                    ----------------

          (vi) any pre-Closing Liability arising from or connected with the Company's or any of its Subsidiaries' employment and independent contractor relationships with William Cox, as more particularly described on Schedule
                                                                       --------
     5.7;
     ---

          (vii) any Liability arising from or connected with the Company's or any of its Subsidiaries' contractual and other relationships with NeoModal.com, L.L.C. and/or its Affiliates and predecessors (including eRateRequest.com, LLC);

          (viii) any Liability arising from or connected with the Company's prior ownership and distribution of the BFR Interest to the Stockholders;

          (ix) any Liability arising from or connected with the Company's or any of its Subsidiaries' employment and independent contractor relationships with Cord Brugge, as more particularly described on Schedule
                                                                       --------
     5.7; and
     ---

          (x) any Liability arising from or connected with the Company's or any of its Subsidiaries' (a) contractual and other relationships with Frederic Henjes Jr., Inc., including that relationship that resulted in payments to the Federal Maritime Commission as described in that certain Compromise Agreement, dated September 16, 1997, by and between the Federal Maritime Commission and Ocean World Lines, Inc., and (b) other noncompliance with or violation of any rule, regulation or other Law promulgated by the Federal Maritime Commission.

     (b) Subject to the further terms of this Article IX, each Designated Stockholder Group, each Other Designated Stockholder and the ESOT, as the case may be, severally and not jointly (it being understood and agreed, however, that the indemnification obligations of each member of a Designated Stockholder Group listed on Annex III shall be joint and several with all members of such
          ---------
Designated Group), shall indemnify the Purchaser Indemnified Persons for, and hold each of them harmless from and against, any and all Purchaser Losses arising from or in connection with any of the following:

          (i) the untruth, inaccuracy or breach of any representation or warranty of such Designated Stockholder or the ESOT, as the case may be, contained in Article IV of this Agreement or any Related Document or in any certificate delivered by such Designated Stockholder or the ESOT (in his, her or its capacity as a stockholder of the Company), as the case may be, in connection herewith or therewith at or before the Closing (or any facts or circumstances constituting any such untruth, inaccuracy or breach); and

          (ii) the breach of any covenant or agreement of such Designated Stockholder or the ESOT, as the case may be, contained in this Agreement or any Related Document.

     (c) Subject to the further terms of this Article IX, the Purchaser shall indemnify the Seller Indemnified Persons for, and hold each of them harmless from and against, any and all Seller Losses arising from or in connection with any of the following:

          (i) the untruth, inaccuracy or breach of any representation or warranty of Purchaser contained in this Agreement or any Related Document or in any certificate delivered by the Purchaser in connection herewith or therewith at or before the Closing (or any facts or circumstances constituting any such untruth, inaccuracy or breach);

          (ii) the breach of any covenant or agreement of the Purchaser contained in this Agreement or any Related Document; and

          (iii) any Liability the facts and circumstances underlying which are caused solely by the operation of the Company or the Business after the Closing (including any Liability resulting from the post-Closing termination of any of the Company's employees and any Liability arising under Environmental, Health and Safety Laws).

9.2  Assertion of Claims.

     No claim for indemnification shall be brought under Section 9.1 for a breach of a representation or warranty unless the Indemnified Persons, or any of them, at any time prior to the applicable Survival Date, give the Indemnifying Persons (a) written notice of the existence of any such claim, specifying the nature and basis of such claim and the amount thereof, to the extent known, or
(b) written notice pursuant to Section 9.3 of any Third Party Claim, the existence of which might give rise to such a claim for indemnification. Upon the giving of such written notice as aforesaid, the Indemnified Persons, or any of them, shall have the right to commence legal proceedings subsequent to the Survival Date for the enforcement of their rights under Section 9.1.

9.3  Notice and Defense of Third Party Claims.

     The obligations and liabilities of an Indemnifying Person with respect to Losses resulting from the assertion of liability by third parties, including any assertion by a Governmental Entity, the ESOT Trustee or any ESOP participant (each, a "Third Party Claim"), shall be subject to the following terms and
          -----------------
conditions:

     (a) The Indemnified Persons shall give prompt written notice to the Indemnifying Persons of any Third Party Claim that might give rise to any Loss by the Indemnified Persons, stating the nature and basis of such Third Party Claim in reasonable detail, and the amount thereof to the extent known; provided, however, that no delay on the part of the Indemnified Persons in
--------  -------
notifying any Indemnifying Persons shall relieve the Indemnifying Persons from any liability or obligation hereunder unless (and then solely to the extent that) the Indemnifying Person thereby is prejudiced by the delay. Such notice shall be accompanied by copies of all relevant documentation with respect to such Third Party Claim, including any summons, complaint or other pleading that may have been served, any written demand or any other document or instrument.

     (b)  If the Indemnifying Persons acknowledge in a writing delivered to the Indemnified Persons that such Third Party Claim is properly subject to their indemnification obligations hereunder, and the Indemnifying Persons demonstrate to the Indemnified Persons' reasonable satisfaction that the Indemnifying Persons have the financial resources to meet such indemnification obligations, then the Indemnifying Persons shall have the right to assume the defense of any Third Party Claim at their own expense and by their own counsel, which counsel shall be reasonably satisfactory to the Indemnified Persons; provided, however,
                                                             --------  -------
that the Indemnifying Persons shall not have the right to assume the defense of any Third Party Claim, notwithstanding the giving of such written acknowledgment, if (i) the Indemnified Persons have been advised by counsel that there are one or more legal or equitable defenses available to them that are different from or in addition to those available to the Indemnifying Persons, and, in the reasonable opinion of the Indemnified Persons, counsel for the Indemnifying Persons could not adequately represent the interests of the Indemnified Persons because such interests could be in conflict with those of the Indemnifying Persons, (ii) such action or proceeding involves, or could have a material effect on, any matter beyond the scope of the indemnification obligation of the Indemnifying Persons, or (iii) the Indemnifying Persons have not assumed the defense of the Third Party Claim in a timely fashion.

     (c) If the Indemnifying Persons assume the defense of a Third Party Claim (under circumstances in which the proviso to Section 9.3(b) is not applicable), the Indemnifying Persons shall not be responsible for any legal or other defense costs subsequently incurred by the Indemnified Persons in connection with the defense thereof. If the Indemnifying Persons do not exercise their right to assume the defense of a Third Party Claim by giving the written acknowledgment referred to in Section 9.3(b), or are otherwise restricted from so assuming by the proviso to Section 9.3(b), the Indemnifying Persons nevertheless shall be entitled to participate in such defense with their own counsel and at their own expense. If the defense of a Third Party Claim is assumed by the Indemnified Persons pursuant to clause (i) or clause (ii) of the proviso to Section 9.3(b), the Indemnified Persons shall not be entitled to settle such Third Party Claim without the prior written consent of the Indemnifying Persons, which consent shall not be unreasonably withheld or delayed.

     (d) If the Indemnifying Persons exercise their right to assume the defense of a Third Party Claim, (i) the Indemnified Persons shall be entitled to participate in such defense with their own counsel at their own expense, and
(ii) the Indemnifying Persons shall not make any settlement of any claims without the prior written consent of the Indemnified Persons, which consent shall not be unreasonably withheld or delayed.

9.4  Survival of Representations and Warranties.

     Subject to the further provisions of this Section 9.4, the representations and warranties of the Designated Stockholders contained in Article V or in any certificate or other writing delivered in connection with this Agreement shall survive the Closing, and shall expire on and be of no further force or effect on and after April 30, 2002; provided, however, that the representations and
                          --------  -------
warranties contained in Article IV, Section 5.1, Section 5.2, Section 5.3,

Section 5.4, Section 5.5, the first sentence of Section 5.10(a), and Section
5.20 shall survive the Closing indefinitely and the representations and warranties contained in Section 5.9, Section 5.15, Section 5.18 and Section 5.19 shall survive the Closing until ninety (90) days after the expiration of the applicable statutes of limitations for claims applicable to the matters covered thereby. Subject to the further provisions of this Section 9.4, the representations and warranties of the Designated Stockholders and the ESOT contained in Article IV (or in any certificate or other writing delivered by any Designated Stockholder and/or the ESOT in connection with this Agreement) and the representations and warranties of the Purchaser contained in Article VI (or in any certificate or other writing delivered by the Purchaser in connection with this Agreement) shall survive the Closing indefinitely; provided, however,
                                                             --------  -------
that the representations and warranties of the Purchaser contained in Section
6.5 shall expire on and be of no further force or effect on and after April 30, 2002. The covenants and other agreements of the Designated Stockholders, the ESOT and the Purchaser contained in this Agreement shall survive the Closing until they are performed in full or otherwise expire or are terminated by their terms. For convenience of reference, the date upon which any representation or warranty contained herein shall terminate, if any, is referred to as the "Survival Date."
--------------

9.5  Limitations on Indemnification.

     (a)  Indemnity Baskets for the Designated Stockholders. From and after the
          -------------------------------------------------
Closing, the Purchaser Indemnified Persons shall not have the right to be indemnified pursuant to Section 9.1(a)(i), Section 9.1(a)(iii) and/or Section 9.1(b)(i) unless and until the Purchaser Indemnified Persons (or any member thereof) shall have incurred on a cumulative basis aggregate Losses in an amount exceeding $300,000, whereupon the Purchaser Indemnified Persons (or any member thereof) shall be entitled to indemnification for all Losses incurred by the Purchaser Indemnified Persons (or any member thereof) in excess of $300,000; provided, however, that in no event shall the limitations set forth in this
--------  -------
Section 9.5(a) apply with respect to (i) any breach of those representations and warranties set forth in Article IV (excluding, however, clauses (ii), (iii) and
(v) of Section 4.3(c)), Section 5.1, Section 5.2 (excluding, however, clauses
(ii), (iii) and (v) of Section 5.2(b)), Section 5.3, Section 5.4(a), Section 5.4(b), Section 5.5, Section 5.9, Section 5.10, Section 5.13(d), Section 5.18 or
Section 5.20 (collectively, the "Excluded Seller Representations"), or (ii) any
                                 -------------------------------
willful or knowing breach of any representation or warranty or any fraudulent or intentional act or intentional misrepresentation of any Designated Stockholder.

     (b)  Indemnity Limitations for the Designated Stockholders.  From and
          -----------------------------------------------------
after the Closing, the sum of all Losses pursuant to which indemnification is payable by any Seller Indemnifying Person pursuant to Section 9.1(a)(i), Section 9.1(a)(iii) and/or Section 9.1(b)(i) shall not exceed (i) with respect to those Losses arising from, associated with or relating to a breach of any of the Excluded Seller Representations (excluding, however, Section 4.1, Section 4.2,
Section 4.3(a), Section 4.3(b), clauses (i) and (iv) of Section 4.3(c), Section 5.1, Section 5.2(a), clauses (i) and (iv) of Section 5.2(b), Section 5.4(a),
Section 5.4(b), Section 5.5, the first sentence of Section 5.10(a), and Section 5.13(d)), the product of (x) his, her or its Percentage Interest multiplied by
(y) the Aggregate Consideration, and (ii) with respect to all other such Losses, the product of (x) his, her or its Percentage Interest multiplied by (y) one-half (1/2) of the Aggregate Consideration; provided, however, that in no event
                                           --------  -------
shall the limitations set forth in this Section 9.5(b) apply with respect to (i) any breach of those representations and warranties set forth in Section 4.1,
Section 4.2, Section 4.3(a), Section 4.3(b), clauses (i) and (iv) of Section 4.3(c), Section 5.1, Section 5.2(a), clauses (i) and (iv) of Section 5.2(b),
Section 5.4(a), Section

5.4(b), Section 5.5, the first sentence of Section 5.10(a), and Section 5.13(d), or (ii) any willful or knowing breach of any representation or warranty or any fraudulent or intentional act or intentional misrepresentation of any Designated Stockholder.

     (c)  Indemnity Baskets for the Purchaser.  From and after the Closing,
          -----------------------------------
the Seller Indemnified Persons shall not have the right to be indemnified pursuant to Section 9.1(c)(i) and Section 9.1(c)(iii) unless and until the Seller Indemnified Persons (or any member thereof) shall have incurred on a cumulative basis aggregate Losses in an amount exceeding $300,000, whereupon the Seller Indemnified Persons (or any member thereof) shall be entitled to indemnification for all Losses incurred by the Seller Indemnified Persons (or any member thereof) in excess of $300,000; provided, however, that in no event
                                           --------  -------
shall the limitations set forth in this Section 9.5(c) apply with respect to (i) any breach of those representations and warranties set forth in Section 6.1,
Section 6.2 (excluding, however, clauses (ii), (iii) and (iv) of Section 6.2(b)), Section 6.4 or Section 6.5 (collectively, the "Excluded Purchaser
                                                        ------------------
Representations"), or (ii) any willful or knowing breach of any representation
---------------
or warranty or any fraudulent or intentional act or intentional misrepresentation of the Purchaser.

     (d)  Indemnity Limitations for the Purchaser. From and after the
          ---------------------------------------
Closing, the sum of all Losses pursuant to which indemnification is payable by the Purchaser pursuant to Section 9.1(c)(i) and Section 9.1(c)(iii) shall not exceed one-half (1/2) of the Aggregate Consideration; provided, however, that in
                                                      --------  -------
no event shall the limitations set forth in this Section 9.5(d) apply with respect to (i) the Excluded Purchaser Representations (except Section 6.5), or
(ii) any willful or knowing breach of such representations or warranties or any fraudulent or intentional acts or intentional misrepresentations of the Purchaser.

9.6  Satisfaction of Indemnification Obligations.

     (a)  Payments Generally. The obligations of the Seller Indemnifying persons
          ------------------
to indemnify the Purchaser Indemnified Persons for Purchaser Losses (including those incurred as a result of the indemnification events set forth in Section 9.1(a) and Section 9.1(b)) shall be paid in cash by the Seller Indemnifying Persons to the Purchaser Indemnified Persons by wire transfer of immediately available funds to the account or accounts specified by the applicable Purchaser Indemnified Persons for such purposes. The obligations of the Purchaser Indemnifying Persons to indemnify the Seller Indemnified Persons for Seller Losses (including those incurred as a result of the indemnification events set forth in Section 9.1(c)) shall be paid in cash by the Purchaser Indemnifying Persons to the Seller Indemnified Persons by wire transfer of immediately available funds to the account or accounts specified by the Stockholders' Representative for such purposes.

     (b)  Adjustment to Purchase Price. The parties agree that, to the extent
          ----------------------------
permitted by applicable Tax and other Laws, all indemnification payments made pursuant to this Article IX shall be considered for tax reporting and all other purposes to be adjustments of the Purchase Price under this Agreement.

9.7  Recourse Against Options and Shares.

     In the event of a breach of any provision of this Agreement by any Designated Stockholder (as finally determined pursuant to (i) a written agreement by and between the

Purchaser and the Stockholders' Representative (acting on behalf of the Designated Stockholders), or (ii) a final, binding and non-appealable decision from a court or arbitrator of competent jurisdiction), and the Purchaser has not been paid in full as provided in Section 9.6 within thirty (30) days of such final determination, then the Purchaser shall have, in addition to its indemnification rights pursuant to this Article IX, the right and option to (a) cancel any and all unexercised Options, and (b) satisfy in full or in part the Seller Indemnifying Persons' obligation to indemnify and pay the Purchaser Indemnified Persons for the unpaid Purchaser Losses by canceling shares of the Purchaser's common stock acquired by any and all Designated Stockholders pursuant to the exercise of Options. In the event the Purchaser elects to exercise its right and option set forth in clause (b) of the immediately preceding sentence, the Designated Stockholders whose shares will be cancelled hereby agree that they will surrender to the Purchaser stock certificates representing the number of shares to be cancelled, which number shall be arrived at by dividing the amount of the unpaid Purchaser Losses by the Fair Market Value of one share of the Purchaser's common stock (but the failure to surrender any such shares shall not limit or otherwise affect the Purchaser's right to cancel the same pursuant hereto).

                                   ARTICLE X

                           MISCELLANEOUS PROVISIONS

10.1  Amendment.

      This Agreement may not be altered or otherwise amended except pursuant to an instrument in writing signed by each party, except that any party may waive any obligation owed to it by another party under this Agreement. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

10.2  Entire Agreement.

      This Agreement and the other agreements and documents referenced herein (including the Schedules, Annexes and Exhibits (in their executed form) attached hereto) and any other document or agreement contemporaneously entered into with this Agreement contain all of the agreements among the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements or understandings among the parties with respect thereto (including the Letter of Intent dated April 21, 2000, by and between the Company and the Purchaser and the Extension of the Letter of Intent dated July 27, 2000, by and between the Company and the Purchaser).

10.3  Severability.

      It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the Laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

10.4  Benefits of Agreement.

      All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Except as expressly provided herein, this Agreement shall not confer any rights or remedies upon any Person other than the foregoing. Anything contained herein to the contrary notwithstanding, (a) this Agreement shall not be assignable by any Designated Stockholder without the express written consent of the Purchaser, and (b) the Purchaser may, without the consent of any other party hereto, assign any or all of its rights and interests hereunder as security for any obligations arising in connection with the financing of the transactions contemplated hereby, in any or all of which cases the Purchaser nonetheless shall remain responsible for the performance of its obligations under this Agreement.

10.5  Expenses; Sales and Transfer Taxes.

      Except as otherwise provided in this Agreement, the Purchaser on the one hand and the Stockholders on the other hand shall each bear their own expenses (with the Stockholders' expenses being allocated among the Stockholders, including the ESOT, pro rata in accordance with the "Purchase Price Allocation" set forth on Annex I or as otherwise agreed among the Stockholders) incurred in
             -------
connection with this Agreement and the Related Documents and the consummation of the transactions contemplated hereby and thereby (including the legal, accounting and due diligence fees, costs and expenses incurred by such party); provided, however, that (i) subject to the next to last sentence of Section
--------  -------
10.7, the Stockholders shall pay all of the fees and expenses (including reasonable attorneys' fees) of the Company and the ESOT Trustee, (ii) the Stockholders shall pay all sales or transfer Taxes, up to $10,000, levied by the State and City of New York with respect to the Company's lease of certain property located at 9 Murray Street, New York, New York, which levy is triggered by the consummation of the transactions contemplated by this Agreement and, following such $10,000 payment by the Stockholders, the Purchaser and the Stockholders shall each pay one-half of all such sales or transfer Taxes that exceed $10,000, and (iii) subject to clause (ii) of this Section 10.5, the Stockholders shall pay all sales, use, gains and excise Taxes and all registration or transfer taxes that may be payable in connection with the transactions contemplated by this Agreement and the Related Documents.

10.6  Remedies.

      Subject to the provisos in this sentence, the parties each shall have and retain all rights and remedies existing in their favor under this Agreement, at law or in equity, including rights to bring actions for specific performance, injunctive and other equitable relief (including the remedy of rescission) to enforce or prevent a breach or violation of any provision of this Agreement, and all such rights and remedies shall, to the extent permitted by applicable Law, be cumulative and a party's pursuit of any such right or remedy shall not preclude such party from exercising or pursuing any other available right or remedy; provided, however,
                                                            --------  -------
that the remedies provided for in Article IX shall be the exclusive remedies of the Indemnified Persons for money damages in connection with any loss, claim, damage, or expense arising under this Agreement or in connection with the transactions contemplated hereby; provided further, however, that nothing
                                  -------- -------  -------
contained in this Section 10.6 shall be construed to limit in any way the rights and benefits of, or the remedies available to, any party to this Agreement (a) under or in respect of any other Contract or other understanding or arrangement to which such Person may be a party, or (b) in the event of any willful or knowing breach of this Agreement by any other party to this Agreement or for fraud by any other party to this Agreement.

10.7  Amendment and Termination of the ESOT.

      As soon as reasonably practicable after the Closing Date, the Purchaser shall cause the Company to take all steps necessary to liquidate the ESOP (it being understood that the Company terminated the ESOP immediately prior to the Closing), liquidate and terminate the ESOT, and distribute the account balances of each ESOP participant therein, all in accordance with the applicable provisions of ERISA and the Code; provided, however, that the account balances
                                  --------  -------
of the ESOT participants shall not be distributed until (i) there has been an adjustment, if any, of the Purchase Price as contemplated in Article III, and
(ii) all Post-Closing Returns have been filed and all payments associated therewith have been made. The Purchaser shall cause the Company to take all actions, including the filing with the Internal Revenue Service (the "IRS") of
                                                                      ---
Form 5310, the giving of notices to the ESOP participants and the adoption of any amendments to the ESOP and the ESOT, that may be necessary to effect their respective terminations and liquidations. The Purchaser shall cause the Company to cause the ESOT Trustee to make final distributions of the ESOT's assets as soon as reasonably practicable after approval of the ESOP's termination from the requisite Governmental Entities, including the IRS, has been received by the Company. The Purchaser shall pay up to $20,000 of costs and expenses (including reasonable attorneys' fees and expenses) incurred after the Closing by the Company in connection with the respective terminations and liquidations of the ESOP and the ESOT. In the event that neither Kenneth Kish nor Alan E. Baer is serving as the ESOT Trustee at the time in question, the Stockholders' Representative shall have the right to consent, which consent shall not be unreasonably withheld or delayed, to any actions taken by the Company in connection with the liquidation of the ESOP, the termination and the liquidation of the ESOT, and the distribution of the account balances of each ESOP participant therein if such action would reasonably be expected to have a Material Adverse Effect on the Designated Stockholders.

10.8  Indemnification of the ESOT Trustee.

      The Designated Stockholders jointly and severally shall indemnify the ESOT Trustee for, and hold him harmless from and against, any and all Losses sustained, suffered or incurred by the ESOT Trustee arising from or in connection with the transactions contemplated by this Agreement and all actions of the ESOT Trustee in such capacity since his appointment as the ESOT Trustee; provided, however, that in no event shall the ESOT Trustee be entitled to
--------  -------
indemnification pursuant to this Section 10.8 if such Losses are due to the ESOT Trustee's willful breach of the ESOT Trustee's responsibilities under the ESOP, the ESOT, ERISA or any other applicable Law. For the avoidance of doubt, this
Section 10.8 shall not be subject to the limitations on indemnification set forth in Section 9.5.

10.9   Disclosure Covenant of the Designated Stockholders.

       (a) The Designated Stockholders represent and warrant to the ESOT, the ESOT Trustee and the Purchaser that, except for the distribution of the BFR Interest to the Stockholders as contemplated by Section 5.5, and except for this Agreement and the Related Documents (drafts of which have been previously provided to the ESOT Trustee), there are no other Contracts or other understandings or arrangements entered into or to be entered into between the Purchaser or the Company, on the one hand, and any Designated Stockholder, any family member of any Designated Stockholder or any entity in which any Designated Stockholder has an interest, on the other hand, by which any Designated Stockholder, any family member of any Designated Stockholder or any entity in which any Designated Stockholder has an interest will (directly or indirectly) receive any consideration in connection with the transactions contemplated by this Agreement. At the Closing, the Company and the Designated Stockholders are delivering to the ESOT Trustee executed copies of this Agreement and the Related Documents.

       (b)   The parties hereto recognize and acknowledge that a breach of
Section 10.9(a) may cause irreparable and material loss and damage to the ESOT. Accordingly, any Contract or other understanding or arrangement that is in violation of Section 10.9(a) shall be null and void and of no further force or effect as to the provision that requires that compensation be paid to such Designated Stockholder, but shall not affect the validity or enforceability of the remaining provisions of such Contract or other understanding or arrangement.

10.10  Notices.

       All notices or other communications pursuant to this Agreement shall be in writing and shall be deemed to be sufficient if delivered personally, telecopied, sent by nationally-recognized, overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

       (a) if to any Designated Stockholder (other than Everett Fleisig and Bernard W. Robbins), to:

                such Designated Stockholder at his, her or its address set forth on Annex I,
                   -------

                with a copy to:

                Siller Wilk LLP
                747 Third Avenue
                New York, New York 10017
                Attention:  Stephen I. Siller, Esq.
                Telephone No.:  (212) 421-2233
                Facsimile No.:  (212) 752-6380

       (b)   if to Everett Fleisig, to:

                    Everett Fleisig
                    c/o RFI Group, Inc.
                    9 Murray Street
                    New York, New York 10007
                    Attention:  Alan E. Baer
                    Telephone No.:  (212) 312-1801
                    Facsimile No.:  (212) 312-1779

                    with a copy to:

                    Siller Wilk LLP
                    747 Third Avenue
                    New York, New York 10017
                    Attention:  Stephen I. Siller, Esq.
                    Telephone No.:  (212) 421-2233
                    Facsimile No.:  (212) 752-6380

       (c)   if to Bernard W. Robbins, to:

                    Bernard W. Robbins
                    c/o RFI Group, Inc.
                    9 Murray Street
                    New York, New York 10007
                    Attention:  Alan E. Baer
                    Telephone No.:  (212) 312-1801
                    Facsimile No.:  (212) 312-1779

                    with a copy to:

                    Siller Wilk LLP
                    747 Third Avenue
                    New York, New York 10017
                    Attention:  Stephen I. Siller, Esq.
                    Telephone No.:  (212) 421-2233
                    Facsimile No.:  (212) 752-6380

       (d)   if to the Purchaser, to:

                    Pacer International, Inc.
                    1340 Treat Boulevard
                    Walnut Creek, California 94596
                    Attention:  Mr. Larry Yarberry
                    Telephone No.:  (925) 979-4480
                    Facsimile No.:  (925) 979-4215
          with a copy to:

          Apollo Management, L.P.
          1301 Avenue of the Americas, 38/th/ Floor
          New York, New York 10019
          Attention:  Mr. Joshua Harris
          Telephone No.: (212) 261-4032
          Facsimile No.: (212) 261-4102

          with a copy to:

          Holland & Knight LLP
          195 Broadway, 24/th/ Floor
          New York, New York 10007
          Attention:  Michael F. Killea, Esq.
          Telephone No.: (212) 513-3200
          Facsimile No.: (212) 385-9010

     (e) if to the ESOT or the ESOT Trustee, to:

          the ESOT Trustee at his or her last known address,

          with a copy to:

          the Stockholders' Representative at his or her last known address.

All such notices and other communications shall be deemed to have been given and received (i) in the case of personal delivery, on the date of such delivery,
(ii) in the case of delivery by telecopy, on the date of such delivery (if sent on a Business Day, or if sent on other than a Business Day, on the next Business Day after the date sent), (iii) in the case of delivery by nationally-recognized, overnight courier guaranteeing next Business Day delivery, on the Business Day following dispatch, and (iv) in the case of mailing, on the fifth Business Day following such mailing.

10.11 Counterparts and Facsimile Execution.

      This Agreement may be executed in two or more counterparts, and each such counterpart shall be deemed to be an original instrument. All such counterparts shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by facsimile or otherwise) to the other parties, it being understood that all parties need not sign the same counterpart. Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

10.12 Governing Law.

      (a) THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK,

WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK, OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK TO BE APPLIED.

      (b) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON, AND THE PARTIES WISH THAT APPLICABLE LAWS, EVIDENTIARY RULES AND JUDICIAL PROCEDURES APPLY OR THAT APPLICABLE LAWS AND ARBITRATION RULES APPLY IN CASES IN WHICH THE PARTIES HAVE EXPRESSLY AGREED TO SUBMIT ANY SUCH DISPUTES TO BINDING ARBITRATION, THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS, EVIDENTIARY RULES AND JUDICIAL PROCEDURES, OR BY AN ARBITRATOR APPLYING APPLICABLE LAWS AND ARBITRATION RULES IN SUCH CASES WHERE THEY HAVE EXPRESSLY AGREED TO BINDING ARBITRATION. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO. THE PARTIES HERETO AGREE THAT ALL DISPUTES AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT SHALL BE RESOLVED EXCLUSIVELY BY STATE OR FEDERAL COURTS LOCATED IN THE CITY OF NEW YORK, NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, OR BY AN ARBITRATOR LOCATED IN NEW YORK, NEW YORK IN SUCH CASES WHERE THEY HAVE EXPRESSLY AGREED TO BINDING ARBITRATION.

10.13 Jurisdiction and Venue.

      (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for himself, herself or itself and his, her or its property, to the exclusive jurisdiction of any New York state court or federal court of the United States of America sitting in New York, New York, and any appellate court from any thereof, in any suit, action or proceeding arising out of or relating to this Agreement, any of the Related Documents or the transactions contemplated hereunder or thereunder or for recognition or enforcement of any judgment relating thereto, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in any such New York state court or, to the extent permitted by law, in any such federal court. Each of the parties hereto agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

      (b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent he, she or it may legally and effectively do so, any objection that he, she or it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, any of the Related Documents or the transactions contemplated hereunder or thereunder in any New York state court or federal court of the United States of America sitting in New York, New York. Each of the parties hereto hereby irrevocably waives, to the fullest extent he, she or it may legally and effectively do so, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

      (c) Each of the parties hereto hereby agrees that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without the necessity for service by any other means provided by law.

10.14 Mutual Contribution.

      The parties to this Agreement and their respective counsel have contributed mutually to the drafting of this Agreement. Consequently, no provision of this Agreement shall be construed against any party on the ground that a party drafted the provision or caused it to be drafted.

10.15 No Third Party Beneficiaries.

      Except as expressly provided in this Agreement, this Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.

10.16 Independence of Covenants and Representations and Warranties.

      All covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain covenant, the fact that such action or condition is permitted by another covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such initial covenant. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached shall not affect the incorrectness of or a breach of a representation and warranty hereunder.

10.17 Interpretation; Construction.

      The term "Agreement" means this Stock Purchase Agreement together with all
               ---------
Schedules, Annexes and Exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. Certain capitalized terms used and not otherwise defined elsewhere in this Agreement have the meanings given to them in Annex II attached hereto. In this
                                             --------
Agreement, the term "best knowledge" of any natural Person means (i) the actual
                     --------------
knowledge of such Person, and (ii) that knowledge that would have been acquired by such Person after making such reasonable inquiry and exercising such reasonable diligence as a prudent businessperson would have made or exercised in the management of his or her business affairs, including reasonable inquiry of those directors, officers, key employees and professional advisors (including attorneys, accountants and consultants) of such Person who could reasonably be expected to have actual knowledge of the matters in question. For purposes of the preceding sentence, the knowledge, both actual and constructive, of each Designated Stockholder, Kenneth Kish, David Gross and Cord Brugge shall be imputed to each of the other Designated Stockholders. The use in this Agreement of the word

"including" means "including, without limitation." The words "herein," "hereof," "hereunder," "hereby," "hereto," "hereinafter," and other words of similar import refer to this Agreement as a whole, including the Schedules, Annexes and Exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular article, section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to articles, sections, subsections, paragraphs, subparagraphs, clauses, Schedules, Annexes and Exhibits mean such provisions of this Agreement and the Schedules, Annexes and Exhibits attached to this Agreement, except where otherwise stated. The title of and the article, section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement. The use herein of the masculine, feminine or neuter forms also shall denote the other forms, as in each case the context may require. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Accounting terms used but not otherwise defined herein shall have the meanings given to them under GAAP. Unless expressly provided otherwise, the measure of a period of one month or year for purposes of this Agreement shall be that date of the following month or year corresponding to the starting date, provided that if
                                                                --------
no corresponding date exists, the measure shall be that date of the following month or year corresponding to the next day following the starting date. For example, one month following February 18 is March 18, and one month following March 31 is May 1.

                                   * * * * *

          IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement as of the date first written above.

                                   The Purchaser:
                                   -------------

                                   PACER INTERNATIONAL, INC.

                                   By: ______________________________
                                       Print Name:___________________
                                       Title:________________________


                                   The Stockholders:
                                   ----------------

                                   ADE MANAGEMENT CORP.

                                   By: /s/ Peter Roth
                                       ______________________________
                                       Peter Roth, its President

                                  /s/ Mitchell Robbins
                                   __________________________________
                                   Mitchel Robbins, Individually


                                   BERMOL ASSOCIATES CORP.

                                   By: /s/ Peter Roth
                                       ______________________________
                                       Peter Roth, its President


                                   KEELER CORP.

                                   By: /s/ David M. Goldsmith
                                       ______________________________
                                       David M. Goldsmith, its President


                                   MOJAOIMALY CORP.

                                   By: /s/ David M. Goldsmith
                                       ______________________________
                                       David M. Goldsmith, its President

                                   /s/ Matthew R. Fleisig
                                   __________________________________
                                   Matthew R. Fleisig, Individually


Signature Page-Stock Purchase Agreement

                                   DZJ ASSOCIATES CORP.

                                   By: /s/ DAVID M. GOLDSMITH
                                       _________________________________
                                       David M. Goldsmith, its President

                                    /s/ KAREN FLEISIG BAER
                                   _____________________________________
                                   Karen Fleisig Baer, Individually

                                    /s/ ALAN E. BAER
                                   _____________________________________
                                   Alan E. Baer, Individually

                                   /s/ CHERYL FLEISIG WALLACH
                                   _____________________________________
                                   Cheryl Fleisig Wallach, Individually


                                   RFI GROUP, INC. EMPLOYEE STOCK
                                   OWNERSHIP TRUST

                                   By: /s/ KENNETH KISH
                                       _________________________________
                                       Kenneth Kish, as Trustee

                                   Other Designated Stockholders:

                                    /s/ EVERETT FLEISIG
                                   _____________________________________
                                   Everett Fleisig, Individually

                                    /s/ BERNARD W. ROBBINS
                                   _____________________________________
                                   Bernard W. Robbins, Individually

                                   Trusts:

                                   MITCHEL ROBBINS TRUST U/A/D OCTOBER
                                   25, 2000

                                   By: /s/ PETER ROTH
                                       _________________________________
                                       Peter Roth, as Trustee


                                   BERNARD ROBBINS TRUST U/A/D OCTOBER
                                   25, 2000

                                   By: /s/ PETER ROTH
                                       _________________________________
                                       Peter Roth, as Trustee


Signature Page-Stock Purchase Agreement

                                   EVERETT FLEISIG TRUST U/A/D OCTOBER 25,
                                   2000

                                   By: /s/ David M. Goldsmith
                                       ---------------------------------
                                       David M. Goldsmith, as Trustee


                                   MATTHEW FLEISIG TRUST U/A/D OCTOBER
                                   25, 2000

                                   By: /s/ David M. Goldsmith
                                       --------------------------------
                                       David M. Goldsmith, as Trustee


                                   KAREN FLEISIG TRUST U/A/D OCTOBER 25,
                                   2000

                                   By: /s/ David M. Goldsmith
                                       --------------------------------
                                       David M. Goldsmith, as Trustee

Signature Page-Stock Purchase Agreement

                                    ANNEX I

                                 Stockholders
                                 ------------


     Name and Address             Number of Shares   Purchase Price Allocation
     ----------------             ----------------   -------------------------

Series A Preferred:
------------------
                                         28,216             $ 2,954,552.65
ESOT                                     ------             --------------

    c/o RFI Group, Inc.
    9 Murray Street
    New York, New York 10007
    Attn.:  Alan E. Baer

        Subtotal                         28,216             $ 2,954,552.65
                                         ------             --------------

Common Stock:
------------

ADE Management Corp., a Delaware
corporation                             245,000             $ 2,565,443.01
    1500 Main Street, Suite 2700
    Springfield, Massachusetts 01115
    Attn.:  Peter Roth, President

Keeler Corp., a Delaware corporation    180,000               1,884,815.27
    17 Keeler Place
    Ridgefield, Connecticut 06877
    Attn.:  David Goldsmith, President

Bermol Associates Corp., a Delaware
corporation                             100,000               1,047,119.60
    1500 Main Street, Suite 2700
    Springfield, Massachusetts 01115
    Attn.:  Peter Roth, President

Mojaoimaly Corp., a Delaware
corporation                              72,500                 759,161.71
    17 Keeler Place
    Ridgefield, Connecticut 06877
    Attn.:  David Goldsmith, President

DZJ Associates Corp., a Delaware
corporation                              72,500                 759,161.71
    17 Keeler Place
    Ridgefield, Connecticut 06877
    Attn.:  David Goldsmith, President

Mitchel Robbins
   RFI Group, Inc.                       75,000                 785,339.70
   9 Murray Street
   New York, New York 10007

Matthew R. Fleisig
   RFI Group, Inc.                       37,500                 392,669.85
   9 Murray Street
   New York, New York 10007

Karen Fleisig Baer
   c/o RFI Group, Inc.                   37,500                 392,669.85
   9 Murray Street
   New York, New York 10007
   Attn.:  Alan E. Baer

Alan E. Baer                             29,487                 308,800.15
   c/o RFI Group, Inc.
   9 Murray Street
   New York, New York 10007

Cheryl Fleisig Wallach                   20,000                 209,423.92
                                         ------                 ----------
   7185 Montrico Drive
   Boca Raton, Florida 33433


     Subtotal                           869,487             $ 9,104,604.77
                                        -------             --------------

          Total                       1,151,647/1/          $12,059,157.42
                                      ============          ==============

______________
/1/ Assumes the conversion of the shares of Series A Preferred into shares of Common Stock at a conversion rate equivalent to ten (10) shares of Common Stock for each share of Series A Preferred.

                                   ANNEX II

                              Certain Definitions
                              -------------------

          "Affiliate" means, with respect to any Person, (i) a partner, member,
           ---------
owner, shareholder, trustee, director or officer of such Person or of any Person identified in clause (iii) below, (ii) a spouse, parent, sibling or descendant of such Person (or spouse, parent, sibling or descendant of any partner, member, owner, shareholder, trustee, director or officer of such Person or of any Person identified in clause (iii) below), and (iii) any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such Person.

          "Aggregate Consideration" means the sum of the Purchase Price and the
           -----------------------
Funded Indebtedness as of the Closing Date.

          "Arbitrating Accountants" means such independent "Big 5" public
           -----------------------
accounting firm as shall be agreed upon by the Purchaser and the Stockholders' Representative in writing or, if the Purchaser and the Stockholders' Representative cannot so agree, by lot from among the independent "Big 5" public accounting firms (other than Ernst & Young LLP and PricewaterhouseCoopers LLP).

          "BFR Interest" means the Company's interest in BFR Resources LLC,
           ------------
which in turn holds an interest in NeoModal.com, L.L.C. (formerly known as eRateRequest.com LLC).

          "Business Day" means any day that is not a Saturday, Sunday or a day
           ------------
on which banking institutions in New York, New York are authorized or required to be closed.

          "Capital Lease" means any obligation to pay rent or other amounts
           -------------
under any lease of (or other arrangement conveying the right to use) assets or properties, whether real, personal or mixed, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person as of such date computed in accordance with GAAP.

          "Charter Documents" means, (i) as to any corporation, the articles,
           -----------------
certificate or memorandum of incorporation or association of such corporation, the by-laws of such corporation, and each other instrument or other document governing such corporation's existence and internal affairs, (ii) as to any limited partnership, the certificate of limited partnership of such partnership, the agreement of limited partnership of such partnership, and each other instrument or other document governing such partnership's existence and internal affairs, (iii) as to any limited liability company, the articles, certificate or memorandum of organization of such limited liability company, the operating agreement of such limited liability company, and each other instrument or other document governing such limited liability company's existence and internal affairs, and (iv) as to any trust, the agreement or other instrument creating such trust and any and all other documents, instruments and certificates granting (and limiting) the powers and authorities of such trust and the trustee(s) thereof and governing the activities and operations of such trust and the trustee(s) thereof, in each case in clauses (i) through (iv) above, as amended and restated and in effect at the time in question.

          "Commission" means the Securities and Exchange Commission, or any
           ----------
Governmental Entity succeeding to the functions thereof.

          "Contract" means any loan or credit agreement, note, bond, mortgage,
           --------
indenture, license, lease, sublease, grant of easement, right of way, purchase order, sale order, service order, or other contract, agreement, commitment, instrument, permit, concession, franchise or license, whether written or oral.

          "Control" means, with respect to any Person, the possession, directly
           -------
or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.

          "Corporate Stockholders" means and includes each of ADE Management
           ----------------------
Corp., a Delaware corporation, Bermol Associates Corp., a Delaware corporation, Keeler Corp., a Delaware corporation, Mojaoimaly Corp., a Delaware corporation, and DZJ Associates Corp., a Delaware corporation.

          "Designated Stockholders" means (i) each of the Stockholders other
           -----------------------
than the ESOT, (ii) Everett Fleisig, (iii) Bernard W. Robbins and (iv) the
Trusts.

          "Designated Stockholder Group" means each group of Designated
           ----------------------------
Stockholders listed as a "Designated Stockholder Group" on Annex III, comprised
                                                           ---------
of the Individual Stockholder and the Trust and Corporate Stockholder named together with such Individual Stockholder on Annex III.
                                             ---------

          "Employee Benefit Plan" means (i) any qualified or non-qualified
           ---------------------
Employee Pension Benefit Plan (as defined in Section 3(2) of ERISA), including any Multiemployer Plan (as defined in Section 3(37) of ERISA), Multiple Employer Plan (as defined in Section 413 of the Code), or Defined Benefit Pension Plan (as defined in Section 3(35) of ERISA), (ii) any Employee Welfare Benefit Plan (as defined in Section 3(1) of ERISA), or (iii) any employee benefit, fringe benefit, compensation, severance, incentive, bonus, profit-sharing, stock option, stock purchase or other plan, program or arrangement, whether or not subject to ERISA and whether or not funded.

          "Encumbrances" means and includes security interests, mortgages,
           ------------
liens, pledges, charges, easements, reservations, restrictions, rights of way, servitudes, options, rights of first refusal, community property interests, equitable interests, restrictions of any kind and all other encumbrances, whether or not relating to the extension of credit or the borrowing of money.

          "Environmental, Health and Safety Laws" means all Laws, Permits,
           -------------------------------------
Orders, Contracts and common law relating to or addressing pollution or protection of the environment, public health and safety, or employee health and safety, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, in each case as amended and in effect from time to time.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended, and any successor legislation thereto, and the rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

          "ERISA Affiliate" means, with respect to any Person, any other Person
           ---------------
that is a member of a "controlled group of corporations" with, or is under "common control" with, or is a member of the same "affiliated service group" with such Person as defined in Section 414(b), 414(c), 414(m) or 414(o) of the Code.

          "ESOP" means the Company's Employee Stock Ownership Plan and Trust,
           ----
dated December 29, 1992, as amended.

          "ESOT" means the RFI Group, Inc. Employee Stock Ownership Trust
           ----
created pursuant to the ESOP.

          "ESOT Trustee" means Kenneth Kish or, at the election of the Company,
           ------------
Alan E. Baer or any other Person designated by the Company.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
or any successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

          "Fair Market Value" means:
           -----------------

           (i) if the shares of the Purchaser's common stock are publicly traded and reported on a closing price basis, the average of the daily high and low sales prices of such shares' sales on all United States securities exchanges on which such shares may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges for such day, or, if on any day such shares are not so listed, the average of the high and low sales prices in NASDAQ on such day, or, if on any day such shares are not quoted in NASDAQ, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar or successor organization, in each such case averaged over a period of twenty-one (21) days consisting of the day as of which the "Fair Market Value" is being determined and the twenty (20) consecutive trading days before such day; or

           (ii) if there is no public trading market for the shares of the Purchaser's common stock, the fair value of such shares on the date of any determination as reasonably determined in good faith by the Purchaser's Board of Directors after taking into consideration all factors that it deems appropriate, including recent sale and offer prices of shares of the Purchaser's common stock in private transactions negotiated at arms' length.

           Anything contained in this Agreement to the contrary notwithstanding, all determinations of Fair Market Value pursuant to this definition of Fair Market Value shall be made without regard to any restriction other than a restriction that, by its terms, will never lapse.

          "Funded Indebtedness" means, without duplication, the aggregate amount
           -------------------
(including the current portions thereof) of all (i) indebtedness for money borrowed by the Company or any of its Subsidiaries from other Persons (including any prepayment and similar penalties) and purchase money indebtedness (other than accounts payable in the ordinary course of business, consistent with past practice); (ii) indebtedness of the type described in clause (i) above guaranteed, directly or indirectly, in any manner by the Company or any of its Subsidiaries or in effect guaranteed, directly or indirectly, in any manner by the Company or any of its Subsidiaries through a Contract or other understanding or arrangement, contingent or otherwise, to supply funds to, or in any other manner invest in, the debtor, or to purchase indebtedness, or to purchase and pay for property if not delivered or pay for services if not performed, primarily for the purpose of enabling the debtor to make payment of the indebtedness or to assure the owners of the indebtedness against loss (any such Contract or other understanding or arrangement being referred to as a "Guaranty") (but the term "Guaranty" shall exclude endorsements of checks and
 --------
other instruments in the ordinary course or business, consistent with past practice); (iii) all indebtedness of the type described in clause (i) above secured by any Encumbrance upon assets or properties owned by the Company or any of its Subsidiaries even though the Company or any such Subsidiary has not in any manner become liable for the payment of such indebtedness; (iv) Capital Leases, and (v) all interest expense and other charges accrued but unpaid, and all prepayment penalties and premiums, on or relating to any of such indebtedness. Funded Indebtedness of the Company and each of its Subsidiaries as of the date hereof is set forth on Schedule 5.13(d).
                                      ----------------

          "GAAP" means generally accepted accounting principles in the United
           ----
States, as promulgated by the American Institute of Certified Public Accountants, consistently applied.

          "Governmental Entity" means any domestic or foreign government or
           -------------------
political subdivision thereof, whether on a federal, state, provincial or local level and whether legislative, executive, judicial in nature, including any agency, authority, board, bureau, commission, court, department or other instrumentality thereof.

          "Guaranty" has the meaning given to it in the definition of Funded
           --------
Indebtedness.

          "Immediately Available Funds" means immediately available funds at a
           ---------------------------
bank located in New York, New York, which Funds are not subject to any Encumbrance.

          "Income Taxes" means all income Taxes (including any Tax on or based
           ------------
upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits (including state Taxes imposed on subchapter S corporations)).

          "Indemnified Persons" means and includes the Seller Indemnified
           -------------------
Persons and/or the Purchaser Indemnified Persons, as the case may be.

          "Indemnifying Persons" means and includes the Seller Indemnifying
           --------------------
Persons and/or the Purchaser Indemnifying Persons, as the case may be.

          "Individual Stockholders" means each of the Designated Stockholders
           -----------------------
who are natural persons.

          "Intellectual Property Rights" means all intellectual property rights,
           ----------------------------
including patents, patent applications, trademarks, trademark applications, trade names, service marks, service mark applications, trade dress, logos and designs, and the goodwill connected with the foregoing, copyrights and copyright applications, know-how, trade secrets, proprietary processes and formulae, confidential information, franchises, licenses, inventions, instructions, marketing materials and all documentation and media constituting, describing or relating to the foregoing, including manuals, memoranda and records.

          "Law" means any applicable domestic or foreign law, statute, treaty,
           ---
rule, directive, regulation, ordinance or similar provision having the force or effect of law, whether on a federal, state, provincial or local level (including all Environmental, Health and Safety Laws), or any applicable Order of any Governmental Entity.

          "Liability" means any actual or potential liability or obligation,
           ---------
whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, or liquidated or unliquidated, and whether due or to become due, regardless of when asserted.

          "Litigation Expense" means any and all out-of-pocket expenses incurred
           ------------------
in connection with investigating, defending or asserting any claim, legal or administrative action, suit or Proceeding incident to any matter indemnified against hereunder, including court filing fees, court costs, arbitration fees or costs, witness fees, and fees and disbursements of outside legal counsel, investigators, expert witnesses, accountants and other professionals.

          "Losses" means any and all losses, claims, shortages, damages,
           ------
expenses (including reasonable attorneys' and accountants' and other professionals' fees and Litigation Expenses), assessments, Taxes (including interest and penalties thereon), and insurance premium increases arising from or in connection with any such matter that is the subject of indemnification under
Article IX, as reduced by (i) the amount actually recovered under insurance policies (net of deductibles and incidental expenses resulting therefrom), and
(ii) Tax benefits actually realized under Tax Laws in respect of such Losses, net of all reasonable costs and expenses of recovering any such Tax benefits. For purposes of determining Tax benefits actually realized, there shall be included only those Tax benefits resulting from such Loss that are actually realized before the taxable year in which a payment for a Loss is received and Tax benefits resulting from such Loss that are actually realized in the taxable year in which a payment for a Loss is received, as increased by (x) the amount
                                                   ---------
of any Taxes payable on such indemnification payment and (y) the amount of any Taxes payable on the payment referred to in clause (x) hereof.
                                            ----------

          "Management Stockholders" means Alan E. Baer, Mitchel Robbins and
           -----------------------
Matthew R. Fleisig.

          "Material Adverse Effect" on any Person means a material adverse
           -----------------------
effect on the business, operations, assets, condition (financial or otherwise), operating results, liabilities, relations with employees, customers or suppliers of such Person or any of its Subsidiaries.

          "NASDAQ" means the National Association of Securities Dealers, Inc.
           ------
Automated Quotation System.

          "Options" means, collectively, all options that are the subject of the
           -------
Baer Option Agreements, the Robbins Option Agreements and the Fleisig Option Agreements.

          "Orders" means judgments, writs, decrees, compliance agreements,
           ------
injunctions or judicial or administrative orders and determinations of any Governmental Entity or arbitrator.

          "Other Designated Stockholder" means either Alan E. Baer or Cheryl
           ----------------------------
Fleisig Wallach, as the case may be.

          "Percentage Interest" means, with respect to each Designated
           -------------------
Stockholder, that percentage set forth opposite such Designated Stockholder's name on Annex III attached to this Agreement.
        ---------

          "Permits" means all permits, licenses, authorizations, registrations,
           -------
franchises, approvals, consents, certificates, variances and similar rights obtained, or required to be obtained, from a Governmental Entity.

          "Permitted Encumbrances" means (i)  Encumbrances for Taxes not yet due
           ----------------------
and payable or being contested in good faith by appropriate Proceedings and for which there are adequate reserves on the books, (ii) workers' or unemployment compensation liens arising in the ordinary course of business, and (iii) mechanic's, materialman's, supplier's, vendor's or similar liens arising in the ordinary course of business, consistent with past practice, securing amounts that are not delinquent.

          "Person" shall be construed as broadly as possible and shall include
           ------
an individual or natural person, a partnership (including a limited liability partnership), a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a business, a Governmental Entity, and any other entity.

          "Proceeding" means any action, suit, investigation or proceeding
           ----------
before any Governmental Entity or arbitrator.

          "Purchaser Indemnified Persons" means and includes the Purchaser and
           -----------------------------
its Affiliates (including the Company and each of its Subsidiaries), their respective successors and assigns, and the respective officers, directors and controlling parties of each of the foregoing; provided, however, that any such
                                              --------  -------
Person who was, prior to the Closing Date, an officer, director, employee, Affiliate, successor or assign of the Company or any of its Subsidiaries or the ESOT, or a Designated Stockholder, shall not in such capacity, be a Purchaser Indemnified Person with respect to a breach of this Agreement or any Related Document based on facts or circumstances occurring, or actions taken by such Person, at or prior to the Closing.

          "Purchaser Indemnifying Persons" means the Purchaser and its
           ------------------------------
successors.

          "Purchaser Losses" means any and all Losses sustained, suffered or
           ----------------
incurred by any Purchaser Indemnified Person arising from or in connection with any matter that is the subject of indemnification under Article IX.

          "RFI" means RF International, Ltd., a New York corporation and a
           ---
wholly-owned Subsidiary of the Company.

          "Securities" means "securities" as defined in Section 2(1) of the
           ----------
Securities Act.

          "Securities Act" means the Securities Act of 1933, as amended, or any
           --------------
successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

          "Seller Indemnified Persons" means and includes the Designated
           --------------------------
Stockholders, the ESOT, and their respective Affiliates, directors, officers, personal representatives, estates, heirs, successors and assigns, but excluding the respective trustees of the Trusts.

          "Seller Indemnifying Persons" means and includes the Designated
           ---------------------------
Stockholders and their respective personal representatives, estates, heirs, successors and assigns, but excluding the respective trustees of the Trusts.

          "Seller Losses" means any and all Losses sustained, suffered or
           -------------
incurred by any Seller Indemnified Person arising from or in connection with any matter that is the subject of indemnification under Article IX.

          "Stockholders' Representative" means Alan E. Baer, in his capacity as
           ----------------------------
Stockholders' Representative pursuant to Section 7.8, or his successor or successors appointed to serve in such capacity pursuant to Section 7.8.

          "Subsidiary" means, with respect to any Person, any other Person (i)
           ----------
whose Securities having a majority of the general voting power in electing the board of directors or equivalent governing body of such Person (excluding Securities entitled to vote only upon the failure to pay dividends thereon or the occurrence of other contingencies) are, at the time as of which any determination is being made, owned by such Person either directly or indirectly through one or more other entities constituting Subsidiaries, or (ii) a fifty percent (50%) interest in the profits or capital of whom is, at the time as of which any determination is being made, owned by such Person either directly or indirectly through one or more other entities constituting Subsidiaries.

          "Target Net Working Capital Amount" means zero dollars ($0.00).
           ---------------------------------

          "Tax Return" means any return, declaration, report, claim for refund,
           ----------
or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          "Taxes" means, with respect to any Person, (i) all Income Taxes and
           -----
all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties and other taxes, fees, assessments or charges of any kind whatsoever, together with all interest and penalties, additions to tax, and other additional amounts imposed by any taxing authority (domestic or foreign) on such Person, and (ii) any liability for the payment of any amount of the type described in the foregoing clause (i) as a result of (A) being a "transferee" (within the meaning of Section 6901 of the Code or any other applicable Law) of another Person, (B) being a member of an affiliated, combined or consolidated group, or (C) a Contract or other understanding or arrangement.

          "Trusts" means and includes each of the Mitchel Robbins Trust U/A/D
           ------
October 25, 2000, the Bernard Robbins Trust U/A/D October 25, 2000, the Everett Fleisig Trust U/A/D October 25, 2000, the Matthew Fleisig Trust U/A/D October 25, 2000, and the Karen Fleisig Trust U/A/D October 25, 2000.

                                   ANNEX III

              Percentage Interests of the Designated Stockholders
              ---------------------------------------------------


Designated Stockholder Groups                                Percentage Interest
-----------------------------                                -------------------

Mitchel Robbins Group
---------------------

Mitchel Robbins, the Mitchel Robbins Trust U/A/D                    36.31%
  October 25, 2000, and ADE Management Corp., a Delaware corporation /(1)/

Everett Fleisig Group
---------------------

Everett Fleisig, the Everett Fleisig Trust U/A/D                    20.43%
  October 25, 2000, and Keeler Corp., a
  Delaware corporation /(1)/

Matthew Fleisig Group
---------------------

Matthew R. Fleisig, the Matthew Fleisig Trust U/A/D                 12.48%
  October 25, 2000, and Mojaoimaly Corp.,
  a Delaware corporation /(1)/

Bernard Robbins Group
---------------------

Bernard W. Robbins, the Bernard Robbins Trust U/A/D                 11.35%
  October 25, 2000, and Bermol Associates Corp., a Delaware corporation /(1)/

Karen Fleisig Group
-------------------

Karen Fleisig Baer, the Karen Fleisig Trust U/A/D                   12.48%
  October 25, 2000, and DZJ Associates Corp., a Delaware corporation /(1)/

Other Designated Stockholders
-----------------------------

Alan E. Baer                                                         4.68%

Cheryl Fleisig Wallach                                               2.27%
                                                                   ------

                      Total                                        100.00%
                                                                   ======

/(1)/ For purposes of Article IX, each of the Persons listed is jointly and severally liable for the Percentage Interest set forth opposite his, her or its name on this Annex III. In order to avoid duplication under clauses
                          ---------
      (i) and (ii) of Section 9.5(b), in the case of the application of such clauses to each individual named above together with his or her Trust and Corporate Stockholder, the term "Seller Indemnifying Person" shall be construed to mean, collectively, such Individual Stockholder and his or her Trust and Corporate Stockholder, who taken together shall have the Percentage Interest set forth opposite their names above and whose aggregate liability under such clauses shall not exceed (x) in the case of clause (i) of Section 9.5(b), such Percentage Interest multiplied by the Aggregate Consideration, or (y) in the case of clause (ii) of Section 9.5(b), such Percentage Interest multiplied by one-half (1/2) of the Aggregate Consideration.

                                     III-1

                                   ANNEX IV

                      Calculation of Net Working Capital
                      ----------------------------------



                                 See attached.

                                   EXHIBIT A

            Form of Opinion of the Individual Stockholders' Counsel
            -------------------------------------------------------


                                 See attached.

                                   EXHIBIT B


        Form of Opinion of the Individual Stockholders' Special Counsel
        ---------------------------------------------------------------


                                 See attached.

                                   EXHIBIT C

                            Form of General Release
                            -----------------------


                                 See attached.

                                   EXHIBIT D

                Form of Employment Agreement with Alan E. Baer
                ----------------------------------------------


                                 See attached.

                                   EXHIBIT E

                  Form of Option Agreements for Alan E. Baer
                  ------------------------------------------


                                 See attached.

                                   EXHIBIT F

               Form of Employment Agreement with Mitchel Robbins
               -------------------------------------------------


                                 See attached.

                                   EXHIBIT G

                 Form of Option Agreements for Mitchel Robbins
                 ---------------------------------------------


                                 See attached.

                                   EXHIBIT H

             Form of Employment Agreement with Matthew R. Fleisig
             ----------------------------------------------------


                                 See attached.

                                   EXHIBIT I

               Form of Option Agreements for Matthew R. Fleisig
               ------------------------------------------------


                                 See attached.

                                   EXHIBIT J

                     Form of Opinion of the ESOT's Counsel
                     -------------------------------------


                                 See attached.

                                   EXHIBIT K

                  Form of Opinion of the Purchaser's Counsel
                  ------------------------------------------


                                 See attached.

                                      K-1